                                                                    EXHIBIT 10.1


================================================================================


                                CREDIT AGREEMENT

                            DATED AS OF JUNE 6, 2001

                                      AMONG

                              MEDITRUST CORPORATION
                                       AND
                          MEDITRUST OPERATING COMPANY,
                                  AS BORROWERS,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                            AS ADMINISTRATIVE AGENT,

                             FLEET SECURITIES INC.,
                              AS SYNDICATION AGENT,

                            CIBC WORLD MARKETS CORP.
                           AND FLEET SECURITIES INC.,
                              AS CO-LEAD ARRANGERS

                                       AND

                            THE CHASE MANHATTAN BANK
                        AND LEHMAN COMMERCIAL PAPER INC.
                           AS CO-DOCUMENTATION AGENTS


================================================================================

Section 1.                 DEFINITIONS.......................................................................   2

       1.1                 Certain Defined Terms.............................................................   2

       1.2                 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                           Agreement........................................................................   29

       1.3                 Other Definitional Provisions and Rules of Construction..........................   29


Section 2.                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.......................................   30

       2.1                 Commitments; Making of Loans; Optional Notes.....................................   30

       2.2                 Interest on the Loans............................................................   36

       2.3                 Fees.............................................................................   40

       2.4                 Repayments and Prepayments; General Provisions Regarding Payments; Application
                           of Proceeds of Collateral and Payments Under Subsidiary Guaranty.................   40

       2.5                 Use of Proceeds..................................................................   47

       2.6                 Special Provisions Governing LIBOR Loans.........................................   47

       2.7                 Increased Costs; Taxes; Capital Adequacy.........................................   49

       2.8                 Obligation of Lenders and Issuing Lenders to Mitigate............................   54

       2.9                 Extension of Term Loan and Revolving Loan Commitment Termination Dates...........   54

       2.10                Borrowers........................................................................   56

       2.11                Joint and Several Liability......................................................   57

       2.12                Obligations Absolute.............................................................   57

       2.13                Waiver of Suretyship Defenses....................................................   58

       2.14                Contribution and Indemnification among the Borrowers.............................   58

       2.15                Replacement of a Lender..........................................................   58


Section 3.                 LETTERS OF CREDIT................................................................   59

       3.1                 Issuance of Letters of Credit and Lenders' Purchase of Participations Therein....   59

       3.2                 Letter of Credit Fees............................................................   61

       3.3                 Drawings and Reimbursement of Amounts Paid Under Letters of Credit...............   62

       3.4                 Obligations Absolute.............................................................   65

       3.5                 Indemnification; Nature of Issuing Lenders' Duties...............................   66

       3.6                 Increased Costs and Taxes Relating to Letters of Credit..........................   67




Section 4.                 CONDITIONS TO LOANS AND LETTERS OF CREDIT........................................   68

       4.1                 Conditions to Term Loan and Initial Revolving Loans..............................   68

       4.2                 Conditions to All Loans..........................................................   72

       4.3                 Conditions to Letters of Credit..................................................   73


Section 5.                 BORROWERS' REPRESENTATIONS AND WARRANTIES........................................   74

       5.1                 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries....   74

       5.2                 Authorization of Borrowing, etc..................................................   75

       5.3                 Financial Condition..............................................................   76

       5.4                 No Material Adverse Change; No Restricted Payments...............................   76

       5.5                 Title to Properties; Liens; Real Property........................................   76

       5.6                 Litigation; Adverse Facts........................................................   77

       5.7                 Payment of Taxes.................................................................   78

       5.8                 Performance of Agreements; Materially Adverse Agreements; Material Contracts.....   78

       5.9                 Governmental Regulation..........................................................   78

       5.10                Securities Activities............................................................   79

       5.11                Employee Benefit Plans...........................................................   79

       5.12                No Broker's Fees.................................................................   80

       5.13                Environmental Protection.........................................................   80

       5.14                Employee Matters.................................................................   80

       5.15                Solvency.........................................................................   81

       5.16                Matters Relating to Collateral...................................................   81

       5.17                Disclosure.......................................................................   82

       5.18                REIT Status......................................................................   82

       5.19                Insurance........................................................................   82


Section 6.                 BORROWERS' AFFIRMATIVE COVENANTS.................................................   82

       6.1                 Financial Statements and Other Reports...........................................   83

       6.2                 Corporate Existence, etc.........................................................   86

       6.3                 Payment of Taxes and Claims; Tax Consolidation...................................   87


                                       ii
                                                              CREDIT AGREEMENT



       6.4                 Maintenance of Properties; Insurance.............................................   87

       6.5                 Inspection Rights Lender Meeting.................................................   88

       6.6                 Compliance with Laws, etc........................................................   88

       6.7                 Environmental Review and Investigation, Disclosure, Etc.; Borrower's Actions
                           Regarding Hazardous Materials Activities, Environmental Claims and Violations
                           of Environmental Laws............................................................   88

       6.8                 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by
                           Certain Subsidiaries and Future Subsidiaries.....................................   90


Section 7.                 BORROWERS' NEGATIVE COVENANTS....................................................   90

       7.1                 Indebtedness.....................................................................   91

       7.2                 Liens and Related Matters........................................................   92

       7.3                 Investments; Joint Ventures......................................................   94

       7.4                 Contingent Obligations...........................................................   95

       7.5                 Restricted Payments..............................................................   96

       7.6                 Financial Covenants..............................................................   97

       7.7                 Restriction on Fundamental Changes; Asset Sales and Acquisitions................   100

       7.8                 Capital Expenditures............................................................   101

       7.9                 Disposal of Subsidiary Stock....................................................   101

       7.10                Conduct of Business.............................................................   102

       7.11                Amendments or Waivers of Related Agreements.....................................   102

       7.12                Fiscal Year.....................................................................   102

       7.13                Public Company..................................................................   102

       7.14                Transactions with Affiliates....................................................   102


Section 8.                 EVENTS OF DEFAULT...............................................................   103

       8.1                 Failure to Make Payments When Due...............................................   103

       8.2                 Default in Other Agreements.....................................................   103

       8.3                 Breach of Certain Covenants.....................................................   103

       8.4                 Breach of Warranty..............................................................   104

       8.5                 Other Defaults Under Loan Documents.............................................   104

       8.6                 Involuntary Bankruptcy; Appointment of Receiver, etc............................   104

       8.7                 Voluntary Bankruptcy; Appointment of Receiver, etc..............................   104


                                      iii
                                                              CREDIT AGREEMENT



       8.8                 Judgments and Attachments.......................................................   105

       8.9                 Dissolution.....................................................................   105

       8.10                Employee Benefit Plans..........................................................   105

       8.11                Change in Control...............................................................   105

       8.12                Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of
                           Obligations.....................................................................   105

       8.13                Material Adverse Effect.........................................................   106


Section 9.                 ADMINISTRATIVE AGENT............................................................   106

       9.1                 Appointment.....................................................................   106

       9.2                 Powers and Duties; General Immunity.............................................   108

       9.3                 Representations and Warranties; No Responsibility For Appraisal of
                           Creditworthiness................................................................   109
       9.4                 Right to Indemnity..............................................................   109

       9.5                 Successor Administrative Agent..................................................   110

       9.6                 Collateral Documents and Subsidiary Guaranty....................................   110


Section 10.                MISCELLANEOUS...................................................................   111

       10.1                Assignments and Participations in Loans.........................................   111

       10.2                Expenses........................................................................   115

       10.3                Indemnity.......................................................................   115

       10.4                Set-Off.........................................................................   116

       10.5                Ratable Sharing.................................................................   117

       10.6                Amendments and Waivers..........................................................   117

       10.7                Independence of Covenants.......................................................   119

       10.8                Notices.........................................................................   119

       10.9                Survival of Representations, Warranties and Agreements..........................   120

       10.10               Failure or Indulgence Not Waiver; Remedies Cumulative...........................   120

       10.11               Marshalling; Payments Set Aside.................................................   120

       10.12               Severability....................................................................   121

       10.13               Obligations Several; Independent Nature of Lenders' Rights......................   121

       10.14               Headings........................................................................   121

       10.15               Applicable Law..................................................................   121

       10.16               Successors and Assigns..........................................................   121


                                       iv
                                                              CREDIT AGREEMENT



       10.17               Consent to Jurisdiction and Service of Process..................................   122

       10.18               Waiver of Jury Trial............................................................   122

       10.19               Confidentiality.................................................................   123

       10.20               Co-Lead Arrangers, Co-Documentation Agents and Syndication Agent................   124

       10.21               Counterparts; Effectiveness.....................................................   124









                                       v
                                                              CREDIT AGREEMENT

EXHIBITS

I       FORM OF NOTICE OF BORROWING
II      FORM OF NOTICE OF CONVERSION/CONTINUATION
III     FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV      FORM OF TERM LOAN NOTE
V       FORM OF REVOLVING NOTE
VI      FORM OF COMPLIANCE CERTIFICATE
VII     FORM OF OPINION OF COUNSEL TO LOAN PARTIES
VIII    FORM OF OPINION OF ADMINISTRATIVE AGENT'S COUNSEL
IX      FORM OF ASSIGNMENT AGREEMENT
X       FORM OF BORROWERS' FINANCIAL CONDITION CERTIFICATE
XI      FORM OF PLEDGE AND SECURITY AGREEMENT
XII     FORM OF SUBSIDIARY GUARANTY
XIII    FORM OF JOINDER INSTRUMENT


SCHEDULES

4.1C    CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT
5.1     SUBSIDIARIES OF BORROWERS
5.5B    REAL PROPERTY
5.6     LITIGATION
5.8C    CERTAIN MATERIAL CONTRACTS
5.11    CERTAIN EMPLOYEE BENEFIT PLANS
5.13    ENVIRONMENTAL MATTERS
7.1     EXISTING INDEBTEDNESS
7.2     CERTAIN EXISTING LIENS
7.3     CERTAIN EXISTING INVESTMENTS
7.4     CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.5     EXISTING PREFERRED STOCK





                                       vi
                                                              CREDIT AGREEMENT

                              MEDITRUST CORPORATION
                           MEDITRUST OPERATING COMPANY

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT (this "AGREEMENT") is dated as of June 6, 2001 and entered into by and among MEDITRUST CORPORATION, a Delaware corporation ("MEDITRUST"), and MEDITRUST OPERATING COMPANY, a Delaware corporation ("MEDITRUST OPCO"; together with Meditrust jointly and severally, the "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates ("CIBC"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), Fleet Securities Inc., acting through one or more of its branches, or affiliates ("FLEET"), as syndication agent (in such capacity, "SYNDICATION AGENT") and CIBC WORLD MARKETS CORP. and FLEET as co-lead arrangers (each in such capacity, "CO-LEAD ARRANGER"; collectively in such capacity the "CO-LEAD ARRANGERS").

                                 R E C I T A L S

         WHEREAS, Borrowers desire that Lenders extend certain credit facilities to Borrowers, the proceeds of which will be used for:

         (i) the refinancing of funded Indebtedness under Meditrust's existing credit facilities and the replacement of certain existing letters of credit in connection therewith (the "REFINANCING"); and thereafter

         (ii) general corporate purposes of Borrowers and their Subsidiaries.

         WHEREAS, Borrowers desire to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on certain personal property consisting of a pledge of all of the capital stock of each of its Subsidiaries owned by such Borrower (except to the extent excluded by the terms of the Collateral Documents), certain intercompany notes and certain mortgage loans; and

         WHEREAS, certain of the Subsidiaries of Borrowers have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on certain personal property consisting of a pledge of all of the capital stock of each of their respective Subsidiaries owned by such Subsidiary (except to the extent excluded by the terms of the Collateral Documents), certain intercompany notes and certain mortgage loans:

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Administrative Agent agree as follows:

                                                              CREDIT AGREEMENT

SECTION 1. DEFINITIONS

1.1 CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

         "ACCOUNTS" means all present and future rights of Borrowers to payment for goods sold or leased or for services rendered (including any such rights evidenced by instruments or chattel paper), whether due or to become due, whether now existing or hereinafter arising and wherever arising, and whether or not they have been earned by performance.

         "ADJUSTED LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum obtained by DIVIDING (x) the rate of interest equal to (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Telerate Screen 3750 at or about 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, or (b) if such a rate does not appear on Telerate Screen 3750, the average of the rates per annum at which Dollar deposits in immediately available funds are offered to CIBC in the interbank LIBOR market as at or about 11:00 A.M. (New York City time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and for a period approximately equal to such Interest Period, BY (y) a percentage equal to 100% MINUS the stated maximum rate (expressed as a percentage) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D), it being acknowledged that, as of the date hereof, such reserve requirement is equal to zero (0).

         "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

         "ADMINISTRATIVE AGENT'S OFFICE" means (i) the office of Administrative Agent located at CIBC, 425 Lexington Avenue, New York, NY 10017, or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrowers and each Lender.

         "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

         "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

         "AFFILIATE", as applied to any Person, means any other Person that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or, in the case of a Franchisee, 25% or more of any class of voting stock or partnership or membership or other voting interest of such Person or any Subsidiary of such


                                       2
                                                              CREDIT AGREEMENT

Person, or (iii) 10% or, in the case of a Franchisee, 25% or more of the voting stock or partnership or membership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

         "AGREEMENT" means this Credit Agreement dated as of June 6, 2001.

         "ALLOCATION LETTER" means a letter from Administrative Agent to each Lender and Borrowers setting forth such Lender's Commitment and Pro Rata Share, as the same may be modified from time to time thereafter pursuant to this Agreement.

         "ANNUAL CAPEX AMOUNT" is defined in subsection 7.8A.

         "APPLICABLE BASE RATE MARGIN" means, as at any date of determination
(a) with respect to Term Loans that are Base Rate Loans, 2.00% per annum, and
(b) with respect to Revolving Loans that are Base Rate Loans, a percentage per annum as set forth below opposite the applicable Total Leverage Ratio:


                 TOTAL LEVERAGE RATIO              APPLICABLE BASE RATE MARGIN
        ----------------------------------------- -----------------------------

          greater than or equal to 4.00:1.00               2.00%

                      less than 4.00:1.00                  1.75%
        but greater than or equal to 3.50:1.00

                  less than 3.50:1.00                      1.50%

; PROVIDED that until the date that is three Business Days after the date on which Borrowers deliver the Margin Determination Certificate required to be delivered to Administrative Agent pursuant to subsection 6.1(xv) for the Fiscal Quarter ending September 30, 2001, the Applicable Base Rate Margin for Revolving Loans that are Base Rate Loans shall be 2.00% per annum.


                                       3
                                                              CREDIT AGREEMENT

         "APPLICABLE LIBOR MARGIN" means (a) with respect to Term Loans that are LIBOR Loans, 3.50% per annum, and (b) with respect to Revolving Loans that are LIBOR Loans, a percentage per annum as set forth below opposite the applicable Total Leverage Ratio:


                  TOTAL LEVERAGE RATIO             APPLICABLE LIBOR MARGIN
         --------------------------------------- ------------------------------

           greater than or equal to 4.00:1.00             3.50%

                       less than 4.00:1.00                3.25%
         but greater than or equal to 3.50:1.00

                   less than 3.50:1.00                    3.00%


; PROVIDED that until the date that is three Business Days after the date on which Borrowers deliver the Margin Determination Certificate required to be delivered to Administrative Agent pursuant to subsection 6.1(xv) for the Fiscal Quarter ending September 30, 2001, the Applicable LIBOR Margin for Revolving Loans that are LIBOR Loans shall be 3.50% per annum.

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "ASSET SALE" means (x) the securitization including, without limitation, the securitization of Lodging Assets in connection with any transaction permitted pursuant to subsection 7.1(iv) or (y) the sale (in any single transaction or related series of transactions) by any Borrower or any of their Subsidiaries to any Person other than any Borrower or any Subsidiary Guarantor of (i) any of the capital stock or other equity or ownership interests of any Subsidiary of any Borrower, (ii) substantially all of the assets of any division or line of business of any Borrower or any of their Subsidiaries, or
(iii) any other assets (whether tangible or intangible) of any Borrower or any of their Subsidiaries (other than (a) dispositions of worn-out and obsolete equipment no longer useful in any Borrower's or any Subsidiary's business, consistent with past practices of such Borrower or Subsidiary) (b) dispositions of Lodging Assets (other than Lodging Assets subject to securitization under subsection 7.1(iv)) and (c) sales of other assets to the extent that the aggregate value of such assets does not exceed $5,000,000 in any Fiscal Year of Borrowers).

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT IX annexed hereto.

         "AVAILABLE BASKET AMOUNT" means as at any date of determination, an amount equal to $36,000,000 MINUS the aggregate amount of all Permitted Reinvestment Capital Expenditures made with respect to one or more Real Property Assets to the extent such Permitted Reinvestment Capital Expenditures exceed the amount of casualty loss insurance


                                       4
                                                              CREDIT AGREEMENT
proceeds or eminent domain proceeds (or proceeds from a sale in lieu thereof) actually received with respect thereto.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (x) the Reference Rate or
(y) the rate which is one half of 1% in excess of the Federal Funds Effective Rate.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "BORROWERS" has the meaning assigned to that term in the recitals.

         "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR or any LIBOR Loan, any day that (a) is a Business Day described in clause (i) above, and (b) is a day for trading by and between banks in Dollar deposits in the London Interbank Market.

         "CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (paid in Cash or other consideration and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrowers and their Subsidiaries) by Borrowers and their Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrowers and their Subsidiaries PLUS (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Borrowers and their Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the capital stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes or remains a Subsidiary of Borrowers; PROVIDED, however, that Capital Expenditures shall not include any expenditures for Investments permitted under subsection 7.3(i).

         "CAPITAL EXPENDITURE RESERVE" means, for any period, as at any date of determination, an amount equal to 5.00% of net room revenues generated by Lodging Assets for such period, as determined on a Pro Forma Basis.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAP RATE" means 12% initially as such rate may be adjusted from time to time upon the mutual agreement of Borrowers and Co-Lead Arrangers.

         "CASH" means money, currency or a credit balance in a Deposit Account.


                                       5
                                                              CREDIT AGREEMENT

         "CASH EQUIVALENTS" means, as at any date of determination, (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof or any state having maturities of not more than one year after the date of acquisition; (ii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Lender or any domestic commercial bank or U.S. branch of a foreign commercial bank having capital and surplus in excess of $250,000,000 and a Thompson Bank Watch Rating of "B" or better; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
(ii) above entered into with any financial institution meeting the qualifications specified in said clause (ii); (iv) commercial paper having at least a rating of A by S&P and/or A2 by Moody's and in each case maturing within 270 days after the date of acquisition; (v) real estate loan pool participations, guaranteed by an entity with an A rating given by S&P or an A2 rating given by Moody's, or better rated credit; and (vi) shares of any mutual fund or any money market fund, in each case that has its assets primarily invested in the types of investments referred to in clauses (i) through (iv).

         "CHANGE OF CONTROL" means any of the following: (i) any Person (other than any Borrower in connection with the Conversion), or any Person acting in concert with one or more other Persons, shall have acquired beneficial ownership, directly or indirectly, of Securities of either Borrower (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of such Borrower entitled to vote in the election of members of the Governing Body of such Borrower, other than Securities having such power only by reason of the happening of a contingency;
(ii) the occurrence of a change in the composition of the Governing Body of either Borrower such that a majority of the members of any such Governing Body are not Continuing Members; and (iii) the occurrence of any "Change in Control" or similar provision as defined in any Senior Note Document, Subordinated Indebtedness or Refinancing Indebtedness. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meanings set forth therefor in the Exchange Act and the rules and regulations promulgated thereunder.

         "CIBC" has the meaning assigned to that term in the introduction to this Agreement.

         "CLASS" means, as applied to Lenders, each of the following two classes of Lenders: (i) Lenders having Term Loan Exposure, and (ii) Lenders having Revolving Loan Exposure.

         "CLOSING DATE" means the date on or before June 8, 2001, on which the initial Loans are made.

         "CO-LEAD ARRANGERS" has the meaning assigned to that term in the recitals.

         "COLLATERAL" means, collectively, all of the property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

         "COLLATERAL DOCUMENTS" means the Pledge Agreement and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders and the Senior


                                       6
                                                              CREDIT AGREEMENT

Notes and any senior Refinancing Indebtedness required to be equally and ratably secured thereby, a Lien on any Collateral of that Loan Party as security for the Obligations and such other Indebtedness.

         "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI annexed hereto delivered to Administrative Agent by Borrowers pursuant to subsection 6.1(iv).

         "CONSOLIDATED EBITDA" means, for any period, without duplication the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Net Interest Expense, (iii) provisions for taxes based on income,
(iv) total depreciation expense, (v) total amortization expense, (vi) other non-recurring and non-cash items reducing Consolidated Net Income, (vii) Restructuring Charges, (viii) deferred financing amounts, and (ix) FASB 133 adjustments, LESS any non-recurring and non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Borrowers and their Subsidiaries (including without limitation discontinued operations) in conformity with GAAP and to be calculated on a Pro Forma Basis.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) (before payments of preferred dividends) of Borrowers and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Borrowers) in which any other Person (other than Borrowers or any of their Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrowers or any of their Subsidiaries by such Person during such period, (ii) the income of any Subsidiary of Borrowers to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iii) any after-tax gains or losses attributable to sales of assets and (iv) (to the extent not included in clauses (i) through (iii) above) any net extraordinary gains or net extraordinary losses as determined in conformity with GAAP.

         "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP), net of interest income, on a consolidated basis in accordance with GAAP (excluding the treatment of derivatives and any marking-to-market required in connection therewith under FASB 133) for Borrowers and their Subsidiaries with respect to all outstanding Indebtedness, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any deferred financing expenses, such as amounts referred to in subsection 2.3B and payable to Administrative Agent and/or Lenders. Consolidated Net Interest Expense shall be calculated on a Pro Forma Basis.


                                       7
                                                              CREDIT AGREEMENT

         "CONSOLIDATED NET TANGIBLE ASSETS" means, as at any date of determination, the aggregate amount of total assets (less applicable reserves and other properly deductible items) LESS (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, and expenses and other like intangibles of the Borrowers and their Subsidiaries, all as set forth on the most recent balance sheet of the Borrowers and their Subsidiaries and prepared in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity which is consolidated with the Borrowers in accordance with GAAP.

         "CONSOLIDATED TANGIBLE NET WORTH" means, as at any date of determination, and without duplication, total shareholders equity of Borrowers and their Subsidiaries on a consolidated basis determined in conformity with GAAP, MINUS the Intangible Assets of Borrowers and their Subsidiaries on a consolidated basis determined in conformity with GAAP, PLUS the Net Worth Adjustment Amount. For purposes of this definition, "Intangible Assets" means with respect to any such intangible assets, the amount (to the extent reflected in determining such combined consolidated equity) of (i) all write-ups subsequent to December 31, 2000 in the book value of any assets owned by the Borrowers or their Subsidiaries and (ii) goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

         "CONTINGENT OBLIGATION", as applied to any Person, means without duplication any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include without duplication (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported at any time of determination or, if less, the amount to which such Contingent Obligation is specifically limited. Contingent Obligations in respect of loan obligations shall be determined based on the amount of outstanding loans and not on the basis of available but unused commitments.


                                       8
                                                              CREDIT AGREEMENT

         "CONTINUING MEMBER" means, as of any date of determination, any member of the Governing Body of a Borrower who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONVERSION" means any reorganization of the structure of either or both of the Borrowers which involves a change in Meditrust's status as a REIT, including the creation of any Subsidiary corporation which is classified as a REIT in accordance with the provisions of subsection 7.7(vi) and which reorganization has been approved by Administrative Agent and Syndication Agent.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Borrowers or any of their Subsidiaries is a party.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "ELIGIBLE ASSIGNEE" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof (provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country); (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds, lease financing companies and investment funds and any Approved Funds; (B) a Lender, an Affiliate of a Lender, or an Approved Fund; and (C) any other Person (other than a natural Person) approved by (1) Administrative Agent, (2) in the case of any assignment of a Revolving Loan, Issuing Lender, and (3) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction, or (y) an Event of Default or Potential Event of Default has occurred and is continuing, Borrowers (each such approval not to be unreasonably withheld or delayed). If the consent of Borrowers to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Borrowers shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the



                                       9
                                                              CREDIT AGREEMENT
assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrowers prior to such tenth Business Day.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, or (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, in any manner applicable to Borrowers or any of their Subsidiaries or any Real Property Asset, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 ET SEQ.), the Federal Insecticide, FungicidE and Rodenticide Act (7 U.S.C.ss.136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.ss. 651 ET SEQ.), the Oil Pollution Act (33 U.S.C.ss. 2701 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 ET SEQ.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrowers or any of their Subsidiaries shall continue to be considered an ERISA Affiliate of Borrowers or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrowers or such Subsidiary and with respect to liabilities arising after such period for


                                       10
                                                              CREDIT AGREEMENT
which Borrowers or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EVENT OF DEFAULT" means each of the events set forth in Section 8.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.


                                       11
                                                              CREDIT AGREEMENT

         "EXECUTIVE OFFICER" means with respect to any Person, the president, chief executive officer, chief operating officer, chief financial officer, general counsel or other officer of such Person, however designated, with responsibilities similar to the foregoing officers.

         "EXISTING CREDIT FACILITY" means that certain Credit Agreement, dated as of July 17, 1998, by and among Meditrust, Morgan Guaranty Trust Company of New York, as Administrative Agent, Bankers Trust Company, as Syndication Agent, BankBoston, N.A., as Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and the Banks as listed therein, as amended by an Amendment to Credit Agreement dated as of November 23, 1998 and the Second Amendment to Credit Agreement dated as of March 10, 1999 and the Third Amendment to Credit Agreement dated as of June 30, 2000 and the Fourth Amendment to Credit Agreement dated as of August 31, 2000.

         "EXISTING LETTER OF CREDIT" shall have the meaning provided in subsection 3.1C.

         "EXISTING PREFERRED STOCK" means all preferred stock of Borrowers or their Subsidiaries which is described on SCHEDULE 7.5.

         "EXTENSION NOTICE" means an irrevocable written notice from Borrowers to Administrative Agent delivered from time to time under subsections 2.9A and/or 2.9B pursuant to which Borrowers elect to extend the Term Loan Maturity Date and/or Revolving Loan Commitment Termination Date, as applicable, and each such Extension Notice shall be accompanied by the Officers' Certificate required by subsection 2.9A(iv) or 2.9B(iii), as applicable.

         "FAIR MARKET VALUE" means, as it relates to certain Lodging Assets, the quotient of (a) Property Level Cash Flow divided by (b) the Cap Rate.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2), and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Borrowers and their Subsidiaries ending on December 31 of each calendar year.


                                       12
                                                              CREDIT AGREEMENT

         "FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Net Interest Expense, (ii) all regularly scheduled principal payments to be made by Borrowers and their Subsidiaries (whether or not such payments are actually made) on all Indebtedness of Borrowers and their Subsidiaries (including the principal component of all Capital Leases but excluding balloon payments due on Indebtedness at maturity or earlier acceleration) and (iii) dividends paid on the preferred Securities of the Borrower or any of their Subsidiaries during such period; PROVIDED that (a) Fixed Charges for the first Fiscal Quarter ended after the Closing Date shall be equal to the Fixed Charges for such first Fiscal Quarter multiplied by four, (b) Fixed Charges for the second Fiscal Quarter ended after the Closing Date shall be equal to the Fixed Charges for such Fiscal Quarter and the preceding Fiscal Quarter multiplied by two, and (c) Fixed Charges for the third Fiscal Quarter ended after the Closing Date shall be equal to the Fixed Charges for such third Fiscal Quarter and the preceding two Fiscal Quarters multiplied by one and one-third.

         "FLOOD HAZARD PROPERTY" means any real property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "FRANCHISE ARRANGEMENTS" means contracts, agreements and other arrangements between Borrowers or their Subsidiaries and Franchisees pursuant to which Borrowers or their Subsidiaries receive royalty, service, marketing, reservation and other fees and compensation in the ordinary course of Borrowers' or their Subsidiaries' business.

         "FRANCHISEES" means the Persons who are franchise owners or operators of Lodging Assets.

         "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "FUNDING DATE" means the date of the funding of a Loan.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, in each case as the same are applicable to the circumstances as of the date of determination.

         "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.


                                       13
                                                              CREDIT AGREEMENT

         "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Real Property Asset or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEALTHCARE ASSETS" means hospitals, long-term care facilities, rehabilitation facilities, independent or assisted living facilities for seniors, medical office buildings and substance abuse facilities and similar businesses, all buildings, fixtures or other improvements located related thereto and all personal property, whether tangible or intangible, owned by Borrowers or their Subsidiaries located at or related to the foregoing properties and any other assets classified by the Borrowers as Healthcare Assets in their financial statements and any mortgage loans, notes receivable, accounts receivable or other financing provided by Borrowers or their Subsidiaries to the owners or operators of any of the foregoing.

         "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

         "IMMATERIAL SUBSIDIARIES" means Subsidiaries of the Borrowers which in the aggregate for all such Subsidiaries (a) do not own assets with an aggregate value in excess of $15,000,000 and (b) do not generate aggregate revenues in excess of $15,000,000 in any Fiscal Year.


                                       14
                                                              CREDIT AGREEMENT

         "INDEBTEDNESS", as applied to any Person, means without duplication (i) all indebtedness for borrowed money including obligations evidenced by bonds, debentures or similar instruments, PLUS (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, PLUS (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, PLUS (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, PLUS (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

         "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

         "INTELLECTUAL PROPERTY" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, trademarks, tradenames, service marks, copyrights, technology, know-how and proprietary techniques (including processes and substances) used in or necessary for the conduct of the business of Borrowers and their Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrowers and their Subsidiaries, taken as a whole.

         "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

         "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Borrowers or any of their Subsidiaries is a party.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Borrowers), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrowers from any


                                       15
                                                              CREDIT AGREEMENT

Person other than Borrowers or any of their Subsidiary Guarantors, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business for business expenses) or capital contribution by Borrowers or any of their Subsidiaries to any other Person (other than Borrowers or any Subsidiary Guarantor of Borrowers), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. Any direct or indirect redemption, retirement, purchase or other acquisition for value by any Borrower of any equity Securities of such Borrower shall be a Restricted Payment and not an Investment.

         "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party, nor shall any Person in which Borrowers or any of their Subsidiaries otherwise has a controlling interest be considered to be a Joint Venture of Borrowers or their Subsidiaries.

         "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means any letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrowers or any of their Subsidiaries or of such other Persons as are identified on SCHEDULE 7.4 in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrowers or any of their Subsidiaries, (iii) the obligations of third party insurers of Borrowers or any of their Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrowers or any of their Subsidiaries, (v) performance, payment, deposit or surety obligations of Borrowers or any of their Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (vi) obligations of Borrowers or any of their Subsidiaries in the nature of security deposits under asset purchase agreements, deposits provided to utility providers and other ordinary course obligations for which letters of credit are customarily provided, and (vii) Contingent Obligations permitted under subsection 7.4; PROVIDED that Letters of Credit may not be issued for the purpose of supporting
(a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).


                                       16
                                                              CREDIT AGREEMENT

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

         "LIBOR LOANS" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR as provided in subsection 2.2A.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LIQUIDITY" means the sum of (i) the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments PLUS (ii) the amount of all Cash and Cash Equivalents of Borrowers and their Subsidiaries in excess of $5,000,000.

         "LOAN" or "LOANS" means one or more of the Term Loan or Revolving Loans or any combination thereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrowers in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

         "LOAN PARTY" means each of Borrowers and any of Borrower's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

         "LODGING ASSETS" means hotels, motels, inns, lodges, conference centers, resorts and similar businesses, all buildings, fixtures or other improvements related thereto and all personal property, whether tangible or intangible, located at or related to the foregoing properties and owned, leased or managed by Borrowers, their Subsidiaries, Joint Ventures or which are subject to any Franchise Arrangements.

         "LODGING EBITDA" means Consolidated EBITDA generated by or solely attributable to the Lodging Assets and related businesses and which shall expressly exclude any Consolidated EBITDA generated by or attributable to Healthcare Assets and related businesses, calculated on a Pro Forma Basis.

         "MARGIN DETERMINATION CERTIFICATE" means an Officers' Certificate of Borrowers delivered (a) with respect to each Fiscal Quarter (other than each fourth Fiscal Quarter), with the financial statements required pursuant to subsection 6.1(ii), and (b) with respect to each fourth Fiscal Quarter, with the financial statements required pursuant to subsection 6.1(iii),


                                       17
                                                              CREDIT AGREEMENT
setting forth in reasonable detail the Total Leverage Ratio that is applicable as of the last day of the fiscal period for which such financial statements and Officers' Certificate are being delivered.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means any act, omission, situation, circumstance, event or undertaking which could reasonably be expected to have, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, a materially adverse effect upon (a) the business, assets, properties, liabilities, financial condition, results of operations or business prospects of Borrowers and their Subsidiaries taken as a whole, (b) the ability of Borrowers and their Subsidiaries, taken as a whole, to perform the obligations of the Loan Parties, taken as a whole, under this Agreement or any other Loan Document, or (c) the legality, validity, binding effect, priority, enforceability or admissibility into evidence of any Loan Documents or the material rights or remedies of Administrative Agent or Lenders under or in connection with any Loan Documents.

         "MATERIAL CONTRACT" means any contract or other arrangement to which Borrowers or any of their Subsidiaries are a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NEAR-TERM MATURITY NOTES" means those Senior Notes maturing or redeemable at the holder's option prior to August 31, 2004.

         "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sales, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, including principal payments thereon, but only as and when so received) received by any Borrower or any of its Subsidiaries from such Asset Sales, net of any direct costs incurred in connection with such Asset Sales, including without limitation (i) taxes reasonably estimated to be actually payable by any Borrower or any of its Subsidiaries within two years of the date of such Asset Sales as a result of such Asset Sales and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness of any Borrower or any of its Subsidiaries (other than the Loans or any Indebtedness secured equally and ratably with the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sales. It is understood and agreed that with respect to Asset Sales by or of a non-wholly-owned Subsidiary, Net Asset Sale Proceeds for purposes of this Agreement shall only include that portion of such Net Asset Sale Proceeds which is payable or distributable to Borrowers and their direct or indirect wholly-owned Subsidiaries.


                                       18
                                                              CREDIT AGREEMENT

         "NET SECURITIES PROCEEDS" means amounts equal to (i) 50% of the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of equity Securities of Borrowers or any of their Subsidiaries (including Indebtedness convertible into equity Securities) or (ii) 100% of the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the incurrence or issuance of Indebtedness by Borrowers or any of their Subsidiaries (excluding the proceeds of any Refinancing Indebtedness and other Indebtedness permitted under subsections 7.1(iv), 7.1(v) and 7.1(ix)). It is understood and agreed that with respect to the issuance of equity Securities or Indebtedness by a non-wholly-owned Subsidiary, Net Securities Proceeds for purposes of this Agreement shall only include that portion of such Net Securities Proceeds which is payable or distributable to Borrowers and their direct or indirect wholly-owned Subsidiaries.

         "NET WORTH ADJUSTMENT AMOUNT" means an amount, as at any date of determination, equal to the sum of (a) the amount, without duplication, of non-cash charges, liability accruals, and/or write-offs of tangible assets resulting from the Conversion in an amount reasonably approved by Administrative Agent and Syndication Agent, plus (b) the aggregate amount, without duplication, of the adjustments resulting from loss on sale and/or non-cash charges to the carrying values and/or book value of any Healthcare Assets to the extent permitted under this Agreement, for any four Fiscal Quarter period then ended on or prior to such date of determination.

         "NOTES" means one or more of the Term Loan Notes or Revolving Notes or any combination thereof.

         "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

         "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

         "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the governing body or the organizational


                                       19
                                                              CREDIT AGREEMENT
documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

         "OFFICERS' CERTIFICATE," as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers, or other designated person approved by Administrative Agent, such approval not to be unreasonably withheld, of such Person or one or more Officers, or other designated person approved by Administrative Agent, such approval not to be unreasonably withheld, of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company; PROVIDED that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the Officer or Officers or other approved designated person making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is reasonably necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with; PROVIDED that any Officer or other approved designated person executing an Officers' Certificate shall not have any personal liability in connection therewith.

         "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                           (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                           (ii) statutory Liens of landlords, statutory Liens of
                  banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or
                  (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other


                                       20
                                                              CREDIT AGREEMENT
                  appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                           (iii) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                           (iv) any attachment or judgment Lien not constituting
                  an Event of Default under subsection 8.8;

                           (v) leases or subleases granted to third parties
                  including without limitation to franchisees in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrowers or any of their Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                           (vi) easements, rights-of-way, restrictions,
                  covenants, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrowers or any of their Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                           (vii) any (a) restriction or encumbrance that the
                  interest or title of such lessor or sublessor may be subject to, or (b) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (a), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                           (viii) purchase options granted at a price not less
                  than the fair market value of such property;

                           (ix) Liens arising from filing UCC financing
                  statements relating solely to leases permitted by this Agreement; and

                           (x) Liens in favor of Borrowers and their
                  Subsidiaries granted by third parties on the properties and assets of such third parties.


                                       21
                                                              CREDIT AGREEMENT

         "PERMITTED REINVESTMENT CAPITAL EXPENDITURES" means, with respect to each Real Property Asset of Borrowers or their Subsidiaries which is subject to a casualty loss or eminent domain proceeding, the sum of (i) Capital Expenditures representing the reinvestment of casualty insurance proceeds or eminent domain proceeds (or proceeds from a sale in lieu thereof), as the case may be, actually received by the Borrowers or their respective Subsidiaries as a result of their respective casualty loss or eminent domain proceeding (or sale in lieu thereof) PLUS, (ii) with respect to each such Real Property Asset, the lesser of $6,000,000 or the then Available Basket Amount.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "PLEDGE AGREEMENT" means the Pledge and Security Agreement executed and delivered by Borrowers and their Subsidiaries on the Closing Date and to be executed and delivered by additional subsidiaries of Borrower from time to time thereafter pursuant to subsection 6.8, substantially in the form of EXHIBIT XI annexed hereto, or such Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Pledge Agreement.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PRO FORMA BASIS" means, as of any date of determination, to the extent so provided for herein, that the compliance of Borrowers with the financial covenants set forth in subsection 7.6 as of the last day of the four Fiscal Quarter period most recently ended prior to such date of determination for which the relevant financial information is available (the "COMPLIANCE PERIOD"), will be determined after giving effect on a pro forma basis to any permitted acquisitions made during such Compliance Period and any permitted dispositions made during such Compliance Period, other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment, on the following basis:

                           (i) any Indebtedness incurred or assumed by Borrowers
                  or any of their Subsidiaries and any Indebtedness repaid, each only in connection with such permitted acquisitions or dispositions, shall be deemed to have been incurred or repaid, respectively, as of the first day of the Compliance Period; for purposes of this clause (i), the aggregate amount of any such Indebtedness shall be net of Cash and Cash Equivalents in excess of $5,000,000 held by Borrowers and their Subsidiaries;


                                       22
                                                              CREDIT AGREEMENT

                           (ii) if such Indebtedness incurred or assumed by
                  Borrowers or any of their Subsidiaries has a floating or formula rate, then the rate of interest for such Indebtedness in connection with any such permitted acquisition or disposition for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

                           (iii) income statement items (whether positive or
                  negative) attributable to the property or business acquired or disposed of in such permitted acquisitions or dispositions shall be included or excluded, as applicable, as if such acquisitions or dispositions took place on the first day of such Compliance Period on a pro forma basis; and

                           (iv) any historical extraordinary non-recurring costs
                  or expenses or other verifiable costs or expenses that will not continue after the acquisition or disposition date may be eliminated and other expenses and cost reductions may be reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission or as approved by Administrative Agent.

         "PROPERTY LEVEL CASH FLOW" means, for a period of four consecutive fiscal quarters preceding the date of such determination as it relates to certain Lodging Assets, the sum of (i) the total revenue generated by or solely attributable to such Lodging Assets, MINUS (ii) direct expenses, which shall include expenses such as salaries, payroll taxes and benefits, supplies, repair and maintenance, utilities, advertising, security, purchased services, vehicle expenses, travel agency commissions, bad debt, credit card discounts, collection costs and other inn expenses, MINUS (iii) other direct expenses, which shall include expenses such as restaurant & club expenses (net), property taxes and insurance, MINUS (iv) total fees, which shall include fees such as reservation fees, marketing fees and information technology support fees, MINUS (v) royalty fees (calculated at 4% of net room revenues), MINUS (vi) the related Capital Expenditure Reserve.

         "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Term Loan Exposure of that Lender BY (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Term Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

         "PROJECTED CLOSING DATE" is defined in subsection 2.1A(i).


                                       23
                                                              CREDIT AGREEMENT

         "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

         "REFERENCE RATE" means the rate that CIBC announces from time to time as its prime lending rate, as in effect from time to time. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CIBC or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Reference Rate.

         "REFINANCING" has the meaning assigned to that term in the Recitals to this Agreement.

         "REFINANCING INDEBTEDNESS" has the meaning assigned to that term in subsection 7.1(v).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

         "REIT" means a real estate investment trust as defined under the Internal Revenue Code.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

         "REQUIRED REFINANCING LIQUIDITY" means the sum of the amounts described in clause (y) of any of subparagraph (i), (ii) or (iii) of subsection 2.9A or clause (y) of any of subparagraph (i) or (ii) of subsection 2.9B, each as and when applicable.

         "REQUIRED REFINANCING LIQUIDITY PERIOD" means the period during which Borrowers must maintain any Required Refinancing Liquidity in connection with an extension of the Term Loan Maturity Date and Revolving Loan Commitment Termination Date, as follows: (i) with respect to the extension in subsections 2.9A(i) and 2.9B(i), the period from the date of the delivery of the Extension Notice to and including the earlier to occur of September 30, 2003 or the refinancing of the then outstanding 7.82% Senior Notes Due September 30, 2026;
(ii) with respect to the extension in subsections 2.9A(ii) and 2.9B(ii), the period from the date of the delivery of the Extension Notice, to and including the earlier to occur of March 15, 2004 or the refinancing of the then outstanding 7.25% Senior Notes due March 2004; and (iii) with respect to the extension in subsection 2.9A(iii), the period from the date of the delivery of the Extension Notice to and including the earlier to occur of August 15, 2004 or the refinancing of the then outstanding 7.114% Senior Notes Due August 2011.


                                       24
                                                              CREDIT AGREEMENT

         "REQUISITE CLASS LENDERS" means, at any time of determination (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders, and (ii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders.

         "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of Borrowers' common stock, Borrowers' preferred stock, or any other class of stock of Borrowers now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of Borrowers' common stock, Borrowers' preferred stock, or any other class of stock of Borrowers now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of Borrowers' common stock, Borrowers' preferred stock, or any other class of stock of Borrowers now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness.

         "RESTRUCTURING CHARGES" means Cash expenses and charges related to the Conversion and/or the disposition of Healthcare Assets and related business and operations (x) as incurred and disclosed to Administrative Agent for the period prior to and including March 31, 2001, and (y) thereafter up to an amount which does not exceed $30,000,000 in the aggregate.

         "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Borrowers pursuant to subsection 2.1A(ii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" means initially May 31, 2003 unless the Initial Revolving Loan Commitment Termination Date has been extended in accordance with subsection 2.9B, in which case it means the latest date to which the Revolving Loan Commitment Termination Date has been extended under subsection 2.9B.

         "REVOLVING LOAN EXPOSURE" means, with respect to any Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.


                                       25
                                                              CREDIT AGREEMENT

         "REVOLVING LOANS" means the Loans made by Lenders to Borrowers pursuant to subsection 2.1A(ii).

         "REVOLVING NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1D(i)(b) on the Closing Date, and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with permitted assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of
EXHIBIT V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "S&P" means Standard & Poor's Ratings Group.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SENIOR NOTES" means those notes issued pursuant to (i) the Indenture, dated as of April 23, 1992, by and between Meditrust and Fleet National Bank,
(ii) the Indenture, dated as of July 26, 1995, by and between Meditrust and Fleet National Bank, (iii) the First Supplemental Indenture, dated as of July 26, 1995, by and between Meditrust and Fleet National Bank, to the Indenture dated as of July 26, 1995, (iv) the Second Supplemental Indenture, dated as of July 28, 1995, by and between Meditrust and Fleet National Bank, to the Indenture dated as of July 26, 1995, (v) the Third Supplemental Indenture, dated as of August 10, 1995, by and between Meditrust and Fleet National Bank, to the Indenture dated as of July 26, 1995, (vi) the Fourth Supplemental Indenture, dated as of September 10, 1996, by and between Meditrust and Fleet National Bank, to the Indenture dated as of July 26, 1995, (vii) the Fifth Supplemental Indenture, dated as of August 12, 1997, by and between Meditrust and Fleet National Bank, to the Indenture dated as of July 26, 1995, (viii) the Sixth Supplemental Indenture, dated as of August 12, 1997, by and between Meditrust and State Street Bank and Trust Company (as Successor Trustee to Fleet National
Bank), to the Indenture dated as of July 26, 1995, (ix) the Seventh Supplemental Indenture, dated as of August 12, 1997, by and between Meditrust and State Street Bank and Trust Company (as Successor Trustee to Fleet National Bank), to the Indenture dated as of July 26, 1995, and (x) the Indenture, dated as of September 15, 1995, by and between La Quinta Inns, Inc. (predecessor-in-interest to Meditrust) and U.S. Trust Company of Texas, N.A.

         "SENIOR NOTE DOCUMENTS" means the Senior Notes, the Indentures referenced in clauses (i), (ii) and (x) of the definition of Senior Notes and all supplements to such Indentures.


                                       26
                                                              CREDIT AGREEMENT

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property and assets of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and
(B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SUBORDINATED INDEBTEDNESS" means any unsecured Indebtedness of Borrowers and their Subsidiaries subordinated in right of payment to the Obligations which Indebtedness shall not mature or be mandatorily redeemable earlier than six months after the final maturity of the Term Loans, shall not provide for any amortization or sinking fund payments and which shall be issued pursuant to documentation containing covenants, defaults, remedies and subordination provisions reasonably satisfactory to Administrative Agent.

         "SUBSIDIARY" means, with respect to any Person, (a) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) any other Person consolidated with such Person in conformity with GAAP.

         "SUBSIDIARY GUARANTOR" means any Subsidiary of Borrowers that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Subsidiaries of Borrowers on the Closing Date and to be executed and delivered by additional Subsidiaries of Borrowers from time to time thereafter in accordance with subsection 6.8, substantially in the form of
EXHIBIT XII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

         "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

         "SYNDICATION AGENT" has the meaning assigned to that term in the recitals.


                                       27
                                                              CREDIT AGREEMENT

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (1) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (i) by the United States, (ii) by any other government authority under the laws of which the Lender is organized or has its principal office or maintains its applicable lending office, or (iii) by any jurisdiction solely as a result of a present or former connection between the Lender (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced any of the Loan Documents), and (2) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Lender is located.

         "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to Borrowers pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loan, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loan, the outstanding principal amount of the Term Loan of that Lender.

         "TERM LOAN" means the Loans made by Lenders to Borrowers pursuant to subsection 2.1A(i).

         "TERM LOAN MATURITY DATE" means, initially May 31, 2003 unless the initial Term Loan Maturity Date has been extended in accordance with subsection 2.9A, in which case it means the latest date to which the Term Loan Maturity Date has been extended under subsection 2.9A.

         "TERM LOAN NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1D(i)(a) on the Closing Date, and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with permitted assignments of the Term Loan Commitments or Term Loan of any Lenders, in each case substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "TOTAL CAPITALIZATION" means Total Debt PLUS Consolidated Tangible Net Worth.

         "TOTAL DEBT" means, as at any date of determination and without duplication, the sum of (a) the aggregate amount of all Indebtedness of Borrowers and their Subsidiaries MINUS (b) the amount of Borrowers' and their Subsidiaries' Cash and Cash Equivalents in excess of $5,000,000.

         "TOTAL LEVERAGE RATIO" means, as at the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of the last day of such Fiscal Quarter to (b) Consolidated EBITDA for the four Fiscal Quarter period then ended.


                                       28
                                                              CREDIT AGREEMENT

         "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (ii) the Letter of Credit Usage.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by Borrowers on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

         "TYPE" means, with respect to any Loan, a Term Loan or a Revolving Loan (each of which is a "TYPE" of Loan).

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Administrative Agent pursuant to clauses (i), (ii), (iii) and (x) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrowers, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), PROVIDED that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrowers shall provide to Administrative Agent reconciliation statements provided for in subsection 6.1(v).

1.3 OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following


                                       29
                                                              CREDIT AGREEMENT
such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

         D. Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

         E. (i) Any reference in this Agreement or any other Loan Document to any agreement means such agreement as it may be amended, supplemented or otherwise modified from time to time; (ii) any reference in this Agreement or any other Loan Document to any law, statute, regulation, rule or other legislative action shall mean such law, statute, regulation, rule or other legislative action as amended, supplemented or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder; and (iii) any reference in this Agreement or any other Loan Document to a Person shall include the successor or assignee of such Person.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 COMMITMENTS; MAKING OF LOANS; OPTIONAL NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i) and 2.1A(ii):

               (i) TERM LOAN. Borrowers shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least one Business Day prior to the Closing Date, requesting a borrowing of the Term Loan. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), and (ii) that such Loans shall be Base Rate Loans; PROVIDED that notwithstanding the foregoing, Borrowers may request that all or any portion of such Loans may be LIBOR Loans if (x) a Notice of Borrowing is delivered at least three Business Days' prior to a specified Closing Date (the "PROJECTED CLOSING DATE") and (y) concurrently therewith Borrowers agree in writing in a manner satisfactory to Administrative Agent to indemnify, defend and hold harmless Administrative Agent and the Lenders from and against any losses, expenses or liabilities, including without limitation, the losses, expenses and liabilities described in subsection 2.6D, in the event such LIBOR Loans are not funded on the Projected Closing Date for any reason whatsoever including the failure to satisfy any of the conditions in Section 4.


                                       30
                                                              CREDIT AGREEMENT

          Each Lender severally agrees to lend to Borrowers on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment is set forth in its Allocation Letter and the aggregate amount of the Term Loan Commitments is $150,000,000; PROVIDED that the Term Loan Commitments of Lenders shall be adjusted to give effect to any permitted assignments of the Term Loan Commitments pursuant to subsection 10.1B; and PROVIDED, FURTHER, that the Term Loan Commitments of Lenders shall be adjusted to give effect to any increase of the Term Loan Commitment pursuant to subsection 2.1A(iii). Borrowers may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

               (ii) REVOLVING LOANS. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrowers from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth in its Allocation Letter and the aggregate original amount of the Revolving Loan Commitments is $200,000,000; PROVIDED that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any permitted assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; PROVIDED, that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any increase of the Revolving Loan Commitment pursuant to subsection 2.1A(iii); and PROVIDED, FURTHER, that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

               In no event shall the Total Utilization of Revolving Loan Commitments at any time (i) exceed the Revolving Loan Commitments then in effect, (ii) result in, at the time of such borrowing (unless Borrowers have certified to Administrative Agent at the time of such borrowing that the proceeds of such Loans will be used for an identified purpose which will result in, within five Business Days, Cash and Cash Equivalents being equal to or less than $35,000,000) or within five Business Days thereafter, the sum of Cash and Cash Equivalents of Borrowers and their Subsidiaries being in excess of $35,000,000, or (iii) but only during the applicable Required Refinancing Liquidity Period, result in Liquidity being less than any applicable Required Refinancing Liquidity.


                                       31
                                                              CREDIT AGREEMENT

               (iii) INCREASES OF THE TERM LOAN OR REVOLVING LOAN COMMITMENTS. With the consent of the Co-Lead Arrangers, Borrowers may, on or at any time after the Closing Date, increase, at the Borrowers' and Co-Lead Arrangers' mutual discretion (x) the then effective aggregate principal amount of the Term Loan and/or (y) the then effective aggregate principal amount of Revolving Loan Commitments; PROVIDED that (1) the aggregate principal amount of the increases in the Term Loan and/or Revolving Loan Commitments pursuant to this subsection 2.1A(iii) shall not exceed $75,000,000, (2) Borrowers shall execute and deliver such documents and instruments and take such other actions as may be reasonably requested by Administrative Agent in connection with such increases and at the time of any such proposed increase, no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such increase. Any request under this subsection 2.1A(iii) shall be submitted by Borrowers to Administrative Agent (which shall promptly forward copies to Lenders). Borrowers may also specify any fees offered to those Lenders (the "INCREASING LENDERS") which agree to increase the principal amount of their applicable Term Loan or Revolving Loan Commitments, as the case may be, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its applicable Term Loan or Revolving Loan Commitment, as the case may be. No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its applicable Term Loan or Revolving Loan Commitment, as the case may be. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the applicable Term Loan or Revolving Loan Commitments, as the case may be, pursuant to this subsection 2.1A(iii). No Lender which declines to increase the principal amount of its Term Loan or Revolving Loan Commitment, as the case may be, may be replaced in respect to its existing applicable Term Loan or Revolving Loan Commitment, as the case may be, as a result thereof without such Lender's consent.

               Each Increasing Lender shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. Borrowers may accept some or all of the offered amounts or designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(iii) (each such new lender being a "NEW LENDER"), which New Lender may assume all or a portion of the increase in the aggregate principal amount of the applicable Term Loan or Revolving Loan Commitments, as the case may be. Borrowers and Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the applicable Term Loan or Revolving Loan Commitments, as the case may be, among Increasing Lenders and New Lenders.

               Each New Lender designated by Borrowers and reasonably acceptable to Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the new applicable Term Loan or Revolving Loan Commitments, as the case may be, upon its execution of an instrument of joinder, substantially in the form attached hereto as EXHIBIT XIII.


                                       32
                                                              CREDIT AGREEMENT

                  Subject to the foregoing, any increase required by Borrowers shall be effective as of the date the foregoing actions have been completed and shall be in the principal amount equal to (i) the principal amount which Increasing Lenders are willing to assume as increases to the principal amount of their applicable Term Loan or Revolving Loan Commitments, as the case may be, PLUS (ii) the principal amount offered by New Lenders with respect to the applicable Term Loan or Revolving Loan Commitments, as the case may be, in either case as adjusted by Borrowers and Administrative Agent pursuant to this subsection 2.1A(iii). Upon effectiveness of any such increase, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the increase in the applicable Term Loan or Revolving Loan Commitments, as the case may be. To the extent that the adjustment of Pro Rata Shares results in losses or expenses to any Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, Borrowers shall be responsible for such losses or expenses pursuant to subsection 2.6D.

         B. BORROWING MECHANICS. Except for Revolving Loans made on the Closing Date, Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Whenever Borrowers desire that Lenders make Revolving Loans, they shall deliver a Notice of Borrowing to Administrative Agent no later than 1:00 P.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and Type of Loans requested, (iii) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or LIBOR Loans, (iv) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefore, and (v) information about the account of Borrowers to be credited. Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on the date such notice was given.

         Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Revolving Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected Revolving Loans hereunder.

         Borrowers shall notify Administrative Agent prior to the funding of any Revolving Loans in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding


                                       33
                                                              CREDIT AGREEMENT

Date, and the acceptance by Borrowers of the proceeds of any Revolving Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable once Administrative Agent receives such notice, and Borrowers shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Term Loan and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) but not later than three Business Days prior to the Funding Date of a LIBOR Loan and one Business Day prior to the Funding Date of a Base Rate Loan, Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date in same day funds in Dollars, at the Administrative Agent's Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Borrowers on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to an account of Borrowers as specified in the applicable Notice of Borrowing.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each


                                       34
                                                              CREDIT AGREEMENT
day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         D. NOTES. Borrowers shall execute and deliver on the Closing Date (i) to each Term Loan Lender, a Term Loan Note substantially in the form of EXHIBIT IV annexed hereto to evidence that Lender's Term Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions, and (ii) to each Revolving Loan Lender, a Revolving Note substantially in the form of
EXHIBIT V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

         Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authorization or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

         E. THE REGISTER.

              (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a copy of each Assignment Agreement delivered to it from time to time in accordance with the provisions of subsection 10.1B and a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Borrowers and Syndication Agent at any reasonable time and from time to time upon reasonable prior notice.

              (ii) Administrative Agent shall record in the Register the Term Loan Commitment and Revolving Loan Commitment and the Term Loan and Revolving Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Term Loan or Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrowers' Obligations in respect of any applicable Loans.

              (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of the Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrowers' Obligations in respect of any applicable Loans; and


                                       35
                                                              CREDIT AGREEMENT

          PROVIDED FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

               (iv) Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

               (v) Borrowers hereby designates CIBC to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1E, and Borrowers hereby agree that, to the extent CIBC serves in such capacity, CIBC and its officers, directors, employees, agents and Affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

2.2 INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.2F, 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) or earlier repayment at a rate determined by reference to the Base Rate or the Adjusted LIBOR. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsections 2.2E, 2.2F and 2.7, the Term Loan and the Revolving Loans shall bear interest through maturity or earlier repayment as follows:

               (i) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Base Rate Margin for such class of Loans; or

               (ii) if a LIBOR Loan, then at the sum of the Adjusted LIBOR PLUS the Applicable LIBOR Margin for such class of Loans.


                                       36
                                                              CREDIT AGREEMENT

         Upon delivery of the Margin Determination Certificate by Borrowers to Administrative Agent pursuant to subsection 6.1(xv), the Applicable Base Rate Margin and Applicable LIBOR Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the third Business Day after such Margin Determination Certificate is delivered to Administrative Agent; PROVIDED that (1) at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, the Applicable Base Rate Margin shall be 2.00% for the Revolving Loans, and the Applicable LIBOR Margin shall be 3.50% for the Revolving Loans, and (2) if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Borrowers than should be afforded by the actual calculation of the Total Leverage Ratio, Borrowers shall promptly pay additional interest and letter of credit fees to correct for such error.

         B. INTEREST PERIODS. In connection with each LIBOR Loan, Borrowers may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one, two, three or six month period; PROVIDED that:

               (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period with respect to any portion of the Term Loan shall extend beyond the then effective Term Loan Maturity Date and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the then effective Revolving Loan Commitment Termination Date;


                                       37
                                                              CREDIT AGREEMENT

               (vi) there shall be no more than fifteen Interest Periods outstanding at any time; and

               (vii) in the event Borrowers fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrowers shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E and 2.2F, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Term Loan or Revolving Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Loan; PROVIDED, HOWEVER, that a LIBOR Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Borrowers shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 1:00 P.M. (New York City time) at least three Business Days in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). With respect to any Base Rate or LIBOR Loan, if Borrowers fail to deliver a Notice of Conversion/Continuation as described above or if any proposed conversion/continuation under this subsection 2.2D is not permitted hereunder, Borrowers shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan on the last day of the then-expiring Interest Period and to continue any such Base Rate Loan as a Base Rate Loan, as applicable.

         A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and Type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection


                                       38
                                                              CREDIT AGREEMENT

2.2D, provided that Administrative Agent shall receive a Notice of Conversion/Continuation to confirm such telephonic notice no later than 1:00 P.M. (New York City time) on the day on which such telephonic notice is given. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender but not later than two Business Days prior to the Funding Date of a LIBOR Loan and one Business Day prior to the Funding Date of a Base Rate Loan.

         Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a notice of a proposed conversion to, or continuation of, a LIBOR Loan (whether by delivery of a Notice of Conversion/Continuation or telephonic notice) shall be irrevocable once Administrative Agent receives such notice, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day year (or 366-day year, in the case of a leap year), and (ii) in the case of LIBOR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a


                                       39
                                                              CREDIT AGREEMENT

LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment or repayment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.

         A. COMMITMENT FEE. Borrowers agree to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments MULTIPLIED by (i) 0.75% per annum, if the Total Utilization of Revolving Loan Commitments is equal to or less than 33% of the Revolving Loan Commitments, or (ii) 0.50% per annum, if the Total Utilization of Revolving Loan Commitments is greater than 33% of the Revolving Loan Commitments; such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each Fiscal Year commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

         B. OTHER FEES. Borrowers agrees to pay to Co-Lead Arrangers and Administrative Agent such fees in the amounts and at the times separately agreed upon in writing between Borrowers, Co-Lead Arrangers and Administrative Agent.

2.4 REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

         A. SCHEDULED PAYMENTS OF TERM LOAN. Borrowers shall make principal payments on the Term Loan in quarterly installments equal to 1.66% of the original principal amount thereof on each September 30, December, 31, March 31 and June 30, commencing on September 30, 2001 and through and including the quarterly payment date immediately preceding the Term Loan Maturity Date. On the Term Loan Maturity Date, Borrowers shall make a final principal payment in the amount of (i) 88.38% of the original principal amount of the Term Loan, if such Term Loan Maturity Date is May 31, 2003, (ii) 85.06% of the original principal amount of the Term Loan, if such Term Loan Maturity Date is December 31, 2003,
(iii) 81.74% of the original principal amount of the Term Loan, if such Term Loan Maturity Date is April 30, 2004 and (iv) 75.10% of the original principal amount of the Term Loan, if such Term Loan Maturity Date is May 31, 2005; PROVIDED that the scheduled installments of principal of the Term Loan set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loan in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Term Loan and all other amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Term Loan Maturity Date, and the final installment payable by Borrowers in respect of the Term


                                       40
                                                              CREDIT AGREEMENT

Loan on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrowers under this Agreement with respect to the Term Loan.

         B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN
COMMITMENTS.

               (i) VOLUNTARY PREPAYMENTS. Borrowers may, upon not less than one Business Day's prior written notice, given to Administrative Agent by 12:00 Noon (New York City time) on the date required (which written notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loan or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; PROVIDED, HOWEVER, that any LIBOR Loan may be prepaid on a day other than the expiration of the Interest Period applicable thereto, only if Borrowers pay the amounts due pursuant to subsection 2.6D caused by such prepayment; PROVIDED, FURTHER, the Borrowers may not prepay the Term Loan if after giving effect to such prepayment, there are any outstanding Revolving Loans. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Borrowers may, upon not less than three Business Days' prior written notice to Administrative Agent (which written notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. The amount of the Revolving Loan Commitments terminated or reduced hereunder shall not be reinstated.

               (iii) MANDATORY PREPAYMENTS. Subject to the provisions of subsection 2.4B(iv)(e), the Loans shall be prepaid under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):


                                       41
                                                              CREDIT AGREEMENT

                    (a) PREPAYMENTS FROM NET ASSET SALE PROCEEDS. No later than one Business Day after the date of receipt by Borrowers or any of their Subsidiaries of any Net Asset Sale Proceeds, Borrowers shall FIRST prepay the Revolving Loans (without any reduction of the Revolving Loan Commitments) by an amount equal to such Net Asset Sale Proceeds, and SECOND to the extent there is any excess, prepay the Term Loan; PROVIDED, HOWEVER, that to the extent any Near-Term Maturity Notes are then outstanding, the Borrowers may retain a portion of Net Asset Sale Proceeds as Cash or Cash Equivalents up to the amount required to repay such Near-Term Maturity Notes and on or prior to the payment date with respect to such Near-Term Maturity Notes Borrowers shall apply such amounts to the payment or repurchase thereof.

                    (b) PREPAYMENTS DUE TO ISSUANCE OF DEBT OR EQUITY
               SECURITIES. On the first Business Day after the date of receipt by Borrowers or any Subsidiary of Net Securities Proceeds, Borrowers shall FIRST prepay the Revolving Loan by an amount equal to such Net Securities Proceeds (without any reduction of the Revolving Loan Commitments), and SECOND to the extent there is any excess, prepay the Term Loan.

                    (c) CALCULATIONS OF NET PROCEEDS AMOUNTS AND ADDITIONAL
               PREPAYMENTS ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a) or
               (b), Borrowers shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or the Net Securities Proceeds that gave rise to such prepayment and in the case of Net Asset Sale Proceeds arising as a result of the sale of any Collateral securing the Secured Obligations (as defined in the Collateral Documents), certifying that no event of default then exists with respect to such Secured Obligations. In the event that no event of default then exists, such Net Asset Sale Proceeds shall be applied in accordance with the terms of this Agreement. In the event that an event of default then exists with respect to any of the Secured Obligations, such Net Asset Sale Proceeds shall be held by Administrative Agent in a collateral account for the benefit of all of the holders of the Secured Obligations until such time as either no event of default exists with respect to such Secured Obligations (in which case such Net Asset Sale Proceeds shall be applied in accordance with the terms of this Agreement) or until otherwise applied as required under subsection 2.4D(i). In the event that Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate (including if any actual taxes to be paid as a result of an Asset Sale are less than the estimated taxes to be paid as a result of such Asset Sale or if such Net Asset Sale Proceeds have not been applied to the payment or repurchase of Near-Term Maturity Notes), Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to Administrative


                                       42
                                                              CREDIT AGREEMENT

               Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                    (d) PREPAYMENTS DUE TO RESTRICTIONS ON REVOLVING LOAN
               COMMITMENTS. Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall (1) not exceed the Revolving Loan Commitments then in effect, (2) result in, within six Business Days after a borrowing of Revolving Loans, the sum of Cash and Cash Equivalents being equal to or less than $35,000,000 for at least one Business Day or (3) not result in Liquidity being less than any Required Refinancing Liquidity during any applicable Required Refinancing Liquidity Period.

               (iv) APPLICATION OF PREPAYMENTS.

                    (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS
               AND ORDER OF MATURITY. Subject to the provisions of subsection 2.4D, any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Borrowers in the applicable notice of prepayment; PROVIDED that in the event Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Revolving Loans to the full extent thereof, and SECOND to repay the outstanding Term Loan to the full extent thereof. Any voluntary prepayments of the Term Loan pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Term Loan set forth in subsection 2.4A on an equal basis (based on the number of remaining scheduled installments and the final installment on the Term Loan Maturity Date) to reduce the amount of the then remaining scheduled installments and the final installment set forth in subsection 2.4A.

                    (b) APPLICATION OF MANDATORY PREPAYMENTS OF TERM LOAN AND
               THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any mandatory prepayments of the Term Loan pursuant to subsection 2.4B(iii) shall be applied to reduce the scheduled installments of principal of the Term Loan set forth in subsection 2.4A on an equal basis (based on the number of remaining scheduled installments and the final installment on the Term Loan Maturity
               Date) to reduce the amount of the then remaining scheduled installments and the final installment set forth in subsection 2.4A; PROVIDED that with respect to mandatory prepayments from Net Asset Sale Proceeds of Asset Sales of Healthcare Assets, such mandatory prepayments shall be applied FIRST to reduce the amount of the next scheduled installments of principal set forth in subsection 2.4A to the extent the same is due within 90 days of such Asset Sales and SECOND, to the extent any excess remains thereafter, the balance of such prepayment shall be applied on an equal basis (based on the number of remaining scheduled installments and the final installment on the Term Loan Maturity
               Date) to reduce the amount of the then remaining scheduled installments and the final installment set forth in subsection 2.4A.


                                       43
                                                              CREDIT AGREEMENT

                    (c) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND LIBOR
               LOANS. Unless the application of such prepayment is otherwise designated by Borrowers, considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

                    (d) PREPAYMENTS OF TERM LOAN WITHIN TWO YEARS OF THE CLOSING
               DATE. Any optional prepayments of the Term Loan pursuant to subsection 2.4B(i) shall be subject to a premium equal to (i) with respect to prepayments made on or before the first anniversary of the Closing Date, 1.00% of the principal amount of Term Loan prepaid, and (ii) with respect to prepayments made on or before the second anniversary and after the first anniversary of the Closing Date, 0.50% of the principal amount of Term Loan prepaid.

                    (e) WAIVER OF CERTAIN MANDATORY PREPAYMENTS. Notwithstanding
               the foregoing, in the case of any mandatory prepayment of Term Loans under subsection 2.4B(iii) with respect to which Borrowers have given Administrative Agent at least 10 Business Days' written notification prior to Administrative Agent's receipt of such mandatory prepayment, that Borrowers have elected to give each Term Loan Lender the option to waive their rights to receive such mandatory prepayment (a "WAIVABLE MANDATORY PREPAYMENT"), Administrative Agent shall, prior to receipt of such Waivable Mandatory Prepayment, notify each Term Loan Lender of the amount of such Waivable Mandatory Prepayment to be applied to such Lender's Term Loan, the receipt of which may be waived by such Term Loan Lender, and of the designation of such Waivable Mandatory Prepayment as such by Borrower. If any such Term Loan Lender desires to waive such Lender's right to receive such Waivable Mandatory Prepayment, (A) such Term Loan Lender shall so advise Administrative Agent in writing no later than five Business Days after the date it receives such notice from Administrative Agent and (B) upon receipt of such written advice from such Term Loan Lender, Administrative Agent shall notify Borrowers of the aggregate amount of any such Waivable Mandatory Prepayment that will not be applied as mandatory prepayments on the Term Loans but which may be retained by Borrowers.

          C.   GENERAL PROVISIONS REGARDING PAYMENTS.

               (i) MANNER AND TIME OF PAYMENT. All payments by Borrowers of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 3:00 P.M. (New York City time) on the date due at the Administrative Agent's Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Borrowers hereby authorize Administrative Agent to


                                       44
                                                              CREDIT AGREEMENT
          charge their accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in their accounts for that purpose).

               (ii) APPLICATION OF PAYMENTS. Prior to any payments being applied to principal or interest under this Agreement, such payments shall first be applied to any outstanding and payable fees, costs, expenses, indemnities or other amounts (aside from principal or interest due under the Loan Documents), as determined in the reasonable opinion of Administrative Agent.

               (iii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

               (iv) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loan and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iv), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

               (v) PAYMENTS ON BUSINESS DAYS. Subject to subsection 2.2B(iii), whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

               (vi) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.


                                       45
                                                              CREDIT AGREEMENT

          D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

               (i) APPLICATION OF CERTAIN PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL. Except as provided in subsection 2.4B(iii)(c) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document after the occurrence of an event of default with respect to any of the Secured Obligations may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                    (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable out-of-pocket costs and expenses to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                    (b) thereafter, to the extent of any excess such proceeds, to the payment of all other Secured Obligations (as defined in such Collateral Document) for the equal and ratable benefit of the holders thereof; and

                    (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

               (ii) APPLICATION OF PAYMENTS UNDER SUBSIDIARY GUARANTY. All payments received by Administrative Agent under the Subsidiary Guaranty after the occurrence of an Event of Default shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                    (a) To the payment of the costs and expenses of any
               collection or other realization under the Subsidiary Guaranty, including reasonable out-of-pocket costs and expenses to Administrative Agent and its Administrative Agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;


                                       46
                                                              CREDIT AGREEMENT

                    (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty for the ratable benefit of the holders thereof); and

                    (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5 USE OF PROCEEDS.

         A. TERM LOAN. The proceeds of the Term Loan, together with proceeds of the initial Revolving Loans shall first be applied by Borrowers to contemporaneously (i) consummate the Refinancing and repay in full all outstanding principal and accrued and unpaid interest of the Existing Credit Facility and simultaneously with such repayment (ii) terminate all commitments under the Existing Credit Facility.

         B. REVOLVING LOANS. The proceeds of any other Revolving Loans shall be applied by Borrowers and their Subsidiaries for general corporate purposes.

         C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrowers or any of their Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 12:00 Noon (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no


                                       47
                                                              CREDIT AGREEMENT

Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrowers.

         C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by Affected Lender, (b) to the extent such determination by Affected Lender relates to a LIBOR Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrowers shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained


                                       48
                                                              CREDIT AGREEMENT
by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4A or 2.4B(i)) or other principal payment or any conversion of any of its LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of its LIBOR Loans when required by the terms of this Agreement.

         E. BOOKING OF LIBOR LOANS. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. LIBOR LOANS AFTER DEFAULT. After the occurrence of and during the continuation of an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/ Continuation given by Borrowers with respect to a requested borrowing or conversion/ continuation that has not yet occurred shall be deemed to be rescinded by Borrowers.

2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the implementation of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such


                                       49
                                                              CREDIT AGREEMENT

Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects such Lender (or its applicable lending office) to any additional Tax with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

               (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of Adjusted LIBOR); or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

B. WITHHOLDING OF TAXES.

               (i) PAYMENTS TO BE FREE AND CLEAR. Unless otherwise required by applicable law, all sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers.

               (ii) GROSSING-UP OF PAYMENTS. If Borrowers or any other Person is required by law to make any deduction or withholding on account of any such Tax


                                       50
                                                              CREDIT AGREEMENT
          from any sum paid or payable by Borrowers to Administrative Agent or any Lender under any of the Loan Documents:

                    (a) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers becomes aware of it;

                    (b) Borrowers shall pay any such Tax when such Tax is due, regardless of whether the liability for payment of such Tax (i) is imposed on Borrowers itself, Administrative Agent or any Lender or (ii) relates to any portion of any sums paid or payable to any Lender under any of the Loan Documents with respect to which such Lender does not act for its own account;

                    (c) the sum payable by Borrowers in respect of which the
               relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                    (d) within 30 days after paying any sum from which it is
               required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

                  PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above (i) to the extent such additional amount relates to a portion of any sums paid or payable to such Lender under any of the Loan Documents with respect to which such Lender does not act for its own account, or (ii) except to the extent that any change after the date such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date on which such Lender became a Lender, in respect of payments to such Lender.

               (iii) EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                    (a) Each Lender that is organized under the laws of any
               jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent and to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such


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                                                              CREDIT AGREEMENT
               other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Borrowers, or (iii) a controlled foreign corporation related to Borrowers (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                    (b) Each Non-US Lender, to the extent it does not act or
               ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signatures pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                    (c) Each Non-US Lender hereby agrees, from time to time
               after the initial delivery by such Lender of such forms, whenever a lapse in time or


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                                                              CREDIT AGREEMENT
               change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect or in the event that, by virtue of a change in law or regulations, such forms are no longer valid evidence of a person's exemption from withholding tax which is reasonably satisfactory to the Borrowers, that such Lender shall promptly
               (1) deliver to Administrative Agent and to Borrowers two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, as the case may be, that such Lender does not act for its own account with respect to any portion of any such payments, or (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

                    (d) Borrowers shall not be required to pay any additional
               amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Borrowers of their obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such


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


reduction. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8 OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Borrowers agree to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9      EXTENSION OF TERM LOAN AND REVOLVING LOAN COMMITMENT TERMINATION DATES.

         A. TERM LOAN MATURITY DATE. Borrowers may, in their sole discretion and without the payment of any additional costs, expenses or fees to Lenders , extend the Term Loan Maturity Date, subject to satisfaction of the following conditions and PROVIDED that in each instance no Event of Default or Potential Event of Default then exists:

               (i) On, or no earlier than 30 days before, April 30, 2003, Borrowers may elect to extend the Term Loan Maturity Date to December 31, 2003 by providing an Extension Notice to the Administrative Agent; provided, that Borrowers may not elect to exercise the extension option provided for in this subsection 2.9A(i)


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


          unless Borrowers either (x) have refinanced not less than 95% of the then outstanding 7.82% Senior Notes Due September 30, 2026 or (y) have and, prior to the earlier to occur of the refinancing of not less than 95% of the then outstanding 7.82% Senior Notes Due September 30, 2026 or September 30, 2003, maintain during the Required Refinancing Liquidity Period, Liquidity in an amount at least equal to the sum of
          (a) the outstanding principal amount of all Indebtedness which either matures or is redeemable at the option of the holder thereof on or prior to December 31, 2003 plus (b) $30,000,000;

               (ii) On, or no earlier than 30 days before, October 31, 2003, Borrowers may elect to extend the Term Loan Maturity Date to April 30, 2004 by providing an Extension Notice to the Administrative Agent; PROVIDED, that the Borrowers may not elect to exercise the extension option provided for in this subsection 2.9A(ii) unless Borrowers either (x) have refinanced not less than 95% of the then outstanding 7.25% Senior Notes Due March 2004 or (y) have and, prior to the earlier to occur of the refinancing of not less than 95% of the then outstanding 7.25% Senior Notes Due March 2004, or March 15, 2004, maintain during the Required Refinancing Liquidity Period, Liquidity in an amount at least equal to the sum of (a) the outstanding principal amount of all Indebtedness which either matures or is redeemable at the option of the holder thereof on or prior to April 30, 2004 PLUS (b) $30,000,000; and

               (iii) On, or no earlier than 30 days before, March 31, 2004, Borrowers may elect to extend the Term Loan Maturity Date to May 31, 2005 by providing an Extension Notice to the Administrative Agent; PROVIDED, that the Borrowers may not elect to exercise the extension option provided for in this subsection 2.9A(iii) unless Borrowers either (x) have refinanced not less than 95% of the then outstanding 7.114% Senior Notes Due August 2011 or (y) have and, prior to the earlier to occur of the refinancing of not less than 95% of the then outstanding 7.114% Senior Notes Due August 2011 or August 15, 2004, maintain during the Required Refinancing Liquidity Period, Liquidity in an amount of at least equal to the sum of (a) the outstanding principal amount of all Indebtedness which either matures or is redeemable at the option of the holder thereof on or prior to August 31, 2004 PLUS (b) $30,000,000.

               (iv) Each such notice of extension shall be accompanied by an Officers' Certificate certifying that either the refinancing contemplated by clause (x) of subparagraphs (i), (ii) or (iii) above has occurred or that Borrowers have the Liquidity required pursuant to clause (y) of subparagraphs (i), (ii) or (iii) above and, in such event, setting out the calculations establishing such Liquidity in reasonable detail.

         B. REVOLVING LOAN COMMITMENT TERMINATION DATE. Borrowers may, in their sole discretion and without the payment of any additional costs, expenses or fees to Lenders with respect to the exercise of such option to extend, extend the Revolving Loan Commitment Termination Date, subject to satisfaction of the following conditions and PROVIDED that in each instance no Event of Default or Potential Event of Default then exists:


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                                                              CREDIT AGREEMENT

               (i) On, or no earlier than 30 days before, April 30, 2003, Borrowers may elect to extend the Revolving Loan Commitment Termination Date to December 31, 2003 by providing an Extension Notice to the Administrative Agent; PROVIDED, that Borrowers may not elect to exercise the extension option provided for in this subsection 2.9(B)(i) unless Borrowers either (x) have refinanced not less than 95% of the then outstanding 7.82% Senior Notes Due September 2026 or
          (y) have and, prior to the earlier to occur of the refinancing of not less than 95% of the then outstanding 7.82% Senior Notes Due September 30, 2026 or September 30, 2003, maintain during the Required Refinancing Liquidity Period, Liquidity in an amount at least equal to the sum of (a) the outstanding principal amount of all Indebtedness which either matures or is redeemable at the option of the holder thereof on or prior to December 31, 2003 PLUS (b) $30,000,000; and

               (ii) On, or no earlier than 30 days before October 31, 2003, Borrowers may elect to extend the Revolving Loan Commitment Termination Date to April 30, 2004 by providing an Extension Notice to the Administrative Agent; PROVIDED, that the Borrowers either (x) have refinanced not less than 95% of the then outstanding 7.25% Senior Notes Due March 2004 or (y) have and, prior to the earlier to occur of the refinancing of not less than 95% of the then outstanding 7.25% Senior Notes Due March 2004 or March 15, 2004, maintain during the Required Refinancing Liquidity Period, Liquidity in an amount at least equal to the sum of (a) the outstanding principal amount of all Indebtedness which either matures or is redeemable at the option of the holder thereof on or prior to April 30, 2004 PLUS (b) $30,000,000.

               (iii) Each such notice of extension shall be accompanied by an Officers' Certificate certifying that either the refinancing contemplated by clause (x) of subparagraphs (i) or (ii) above has occurred or that Borrowers have the Liquidity required pursuant to clause (y) of subparagraphs (i) or (ii) above and, in such event, setting out the calculations establishing such Liquidity in reasonable detail.

2.10     BORROWERS.

         The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, Request for Issuance of Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by either Borrower, whether in its own name, on behalf of any other Borrower or on behalf of "the Borrowers", and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers' liability for the Obligations be affected, provided that the provisions of this subsection 2.9 shall not be construed so as to preclude any Borrower from taking other actions permitted to be taken by "a Borrower" hereunder. The Administrative Agent and each Lender intend to maintain a single loan account in the name of "Meditrust Corporation" hereunder or any successor name in connection with the Conversion or otherwise and each Borrower expressly agrees to such arrangement and


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                                                              CREDIT AGREEMENT
confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

2.11     JOINT AND SEVERAL LIABILITY.

         A. JOINT AND SEVERAL LIABILITY. The Obligations shall constitute one joint and several direct and general obligation of both of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with the other Borrower, directly and unconditionally liable to the Administrative Agent and the Lenders for all Obligations and shall have the obligations of co-maker with respect to the Loans, the Notes and the Obligations, it being agreed that the advances to each Borrower inure to the benefit of both Borrowers, and that the Administrative Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder and arranging for the issuance of Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon a default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Obligation payable to the Administrative Agent or any Lender which constitutes an Event of Default, it will forthwith pay the same, without notice or demand except to the extent expressly provided to the contrary herein.

         B. NO REDUCTION IN OBLIGATIONS. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower to repay any outstanding Obligations until all such outstanding Obligations are paid in full and this Agreement is terminated.

2.12     OBLIGATIONS ABSOLUTE.

         Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any


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


Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

2.13     WAIVER OF SURETYSHIP DEFENSES.

         Each Borrower agrees that the joint and several liability of the Borrowers provided for in subsection 2.11 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other Borrower may hereafter agree (other than an agreement signed by the Administrative Agent and, if applicable, the Lenders specifically releasing or limiting such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrower or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

2.14     CONTRIBUTION AND INDEMNIFICATION AMONG THE BORROWERS.

         Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the other Borrower hereunder or other Obligations incurred directly and primarily by the other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other Borrower in an amount equal to such Accommodation Payment. All rights and claims of contribution, indemnification and reimbursement under this subsection 2.14 shall be subordinate in right of payment to the prior payment in full in Cash of the Obligations.

2.15     REPLACEMENT OF A LENDER.

         If Borrowers receive a statement of amounts due pursuant to subsection 2.7A from a Lender or a Lender of Revolving Loans defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, or a Lender becomes an Affected Lender (any such Lender, a "SUBJECT LENDER"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Borrowers have obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit


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


outstanding (unless all such Letters of Credit are terminated or arrangements reasonably acceptable to such Issuing Lender (such as a "back-to-back" letter of credit) are made) and (iii) if applicable, the Subject Lender is unwilling to withdraw the statement delivered to Company pursuant to subsection 2.7 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Borrowers may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D and/or 2.7 (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) any processing fee required to be paid by subsection 10.1B(i) shall have been paid to Administrative Agent, and (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

SECTION 3.  LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
         THEREIN.

         A. LETTERS OF CREDIT. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii), Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Borrowers for the purposes specified in the definition of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Borrowers shall not request that any Lender issue (and no Lender shall issue):

               (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would
          (i) exceed the Revolving Loan Commitments of all Lenders or (ii) but only during the Required Refinancing Liquidity Period, result in Liquidity being less than any Required Refinancing Liquidity under subsection 2.9B;

               (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $50,000,000;

               (iii) any Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date, and (b) the date which is one year from the date of issuance of such Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more


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                                                              CREDIT AGREEMENT
          successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED FURTHER that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

               (iv) any Letter of Credit denominated in a currency other than Dollars; or

               (v) any Letter of Credit that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion.

          B.   MECHANICS OF ISSUANCE.

               (i) NOTICE OF ISSUANCE. Whenever Borrowers desire the issuance of a Letter of Credit, they shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of
          EXHIBIT III annexed hereto no later than 1:00 P.M. (New York City time) at least three Business Days, or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and PROVIDED, FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 12:00 Noon (in the time zone of such office of the Issuing Lender) on such Business Day.

               Borrowers shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers is required to certify in the applicable Notice of Issuance of Letter of Credit.

               (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects


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


          to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrowers, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrowers, whereupon Borrowers may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrowers and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. If all other Lenders have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent when aggregated with Administrative Agent's outstanding Revolving Loans may exceed Administrative Agent's Revolving Loan Commitment then in effect.

               (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

               (iv) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender with a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in Section 4.1, the Letters of Credit set forth on SCHEDULE 3.1C (the "EXISTING LETTERS OF CREDIT")shall, effective as of such Closing Date, become Letters of Credit under this Agreement to the same extent as if initially issued hereunder and each Lender having a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuing Lender a participation in such Letters of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.


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                                                              CREDIT AGREEMENT

3.2      LETTER OF CREDIT FEES.

         Borrowers agree to pay the following amounts with respect to Letters of Credit issued hereunder:

               (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Letter of Credit, and (b) a letter of credit fee, payable to Administrative Agent for the account of those Lenders with a Revolving Loan Commitment, equal to the Applicable LIBOR Margin multiplied by the daily amount available to be drawn under such Letter of Credit (without duplication of any amounts required to be paid under subsection 3.3D(i)), each such fronting fee or letter of credit fee to be payable in arrears on the last Business Day of each March, June, September and December of each Fiscal Year commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date, and computed on the basis of a 360-day year for the actual number of days elapsed; and

               (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i) or (ii) of this subsection 3.2, Administrative Agent shall distribute to each Lender with a Revolving Loan Commitment its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clause (i) above shall accrue from and including the Closing Date.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

         B. REIMBURSEMENT BY BORROWERS OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and Administrative Agent, and Borrowers shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored


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                                                              CREDIT AGREEMENT
drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrowers shall have notified Administrative Agent and such Issuing Lender prior to 1:00 P.M. (New York City time) on the date such drawing is honored that Borrowers intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrowers shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing (it being understood that such funding of Revolving Loans by Lenders is not a failure by Borrowers to make payments when due under subsection 8.1), the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

               (i) PAYMENT BY LENDERS. In the event that Borrowers shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender with a Revolving Loan Commitment of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitment. Each Lender with a Revolving Loan Commitment shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender with a Revolving Loan Commitment fails to make available to such Issuing Lender on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection


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                                                              CREDIT AGREEMENT

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          3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

               (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM BORROWERS. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender with a Revolving Loan Commitment which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of the Revolving Loan Commitment of all payments subsequently received by such Issuing Lender from Borrowers in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D. INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

               (i) PAYMENT OF INTEREST BY BORROWERS. Borrowers agree to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Borrowers (without duplication of any amounts required to be paid under subsection 3.2(i)) (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

               (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender with a Revolving Loan Commitment, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such


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


          Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender with a Revolving Loan Commitment which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of the Revolving Loan Commitment of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrowers. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

         The obligation of Borrowers to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which Borrowers or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrowers, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers or one of their Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers or any of their Subsidiaries;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto;


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               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDERS' DUTIES. As between Borrowers and any Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender,


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including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrowers.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Borrowers shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the implementation of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

               (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase,


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purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrowers shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

SECTION 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO TERM LOAN AND INITIAL REVOLVING LOANS.

         The obligations of Lenders to make the Term Loan and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

         A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Borrowers shall, and shall cause each wholly-owned Subsidiary (and each other Subsidiary which may execute a Loan Document without violating any provision of such Subsidiary's organizational documents or other agreement or instrument to which such Subsidiary is a party) to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Borrowers or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

               (i) Certified copies of the Certificate or Articles of Incorporation or similar formation documents of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

               (ii) Copies of the Bylaws or other similar organizational documents of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

               (iii) Resolutions of the Board of Directors or other similar governing body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the


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


          corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

               (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

               (v) Executed originals of the Loan Documents to which such Person is a party; and

               (vi) Such other documents as Administrative Agent may reasonably request.

         B. NO MATERIAL ADVERSE EFFECT. Since December 31, 2000, no event has occurred which in the reasonable opinion of the Co-Lead Arrangers is likely to cause a Material Adverse Effect.

         C. CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP, ASSET DISPOSITION.

               (i) CORPORATE STRUCTURE. The corporate organizational structure of Borrowers and their Subsidiaries shall be in all material respects as set forth on SCHEDULE 4.1C annexed hereto, and shall be satisfactory to Administrative Agent and Co-Lead Arrangers.

               (ii) CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Borrowers shall be in all material respects as set forth on SCHEDULE 4.1C, and shall be satisfactory to Administrative Agent and Co-Lead Arrangers.

         D. TERMINATION OF EXISTING CREDIT AGREEMENTS AND RELATED LIENS; EXISTING LETTERS OF CREDIT. On the Closing Date, Borrowers and their Subsidiaries shall have (a) repaid in full all outstanding Indebtedness of Borrowers and their Subsidiaries under the Existing Credit Agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrowers and their Subsidiaries thereunder, and (d) with respect to any letters of credit under the Existing Credit Agreement which will not be Existing Letters of Credit under this Agreement, made arrangements reasonably satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Borrowers and their Subsidiaries with respect thereto.

         E. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Borrowers shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Loan Documents, and the continued operation of the business conducted by Borrowers and their Subsidiaries in substantially the same manner as currently conducted, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened


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


by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         F. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Administrative Agent shall have received evidence satisfactory to it that Borrowers and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders and the holders of the Senior Notes required to be equally and ratably secured with the Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the Collateral. Such actions shall include the following:

               (i) SCHEDULES TO THE COLLATERAL DOCUMENTS. Delivery to Administrative Agent of accurate and complete schedules to all of the applicable the Collateral Documents;

               (ii) STOCK CERTIFICATES; INSTRUMENTS; AND PROMISSORY NOTES. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Pledge Agreement, (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral; and
          (c) all notes, endorsements in blank and other documentation required to pledge the Mortgage Loans (as such term is defined in the Pledge Agreement) pursuant to the Pledge Agreement;

               (iii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements which may have been made with respect to the jurisdiction of formation or organization of any Loan Party and the headquarters of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

               (iv) UCC FINANCING STATEMENTS. Delivery to Administrative Agent of UCC financing statements, duly executed by each applicable Loan Party with respect to all Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.


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         G. RESERVED.

         H. FINANCIAL STATEMENTS. On or before the Closing Date, Lenders shall have received from Borrowers (i) audited financial statements of Borrowers and their Subsidiaries for Fiscal Years 1999 and 2000, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) unaudited financial statements of Borrowers and their Subsidiaries as at March 31 2001, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the three-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Borrowers that they fairly present the financial condition of Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.

         I. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Borrowers' insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect.

         J. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received originally executed copies of a favorable written opinion of Goodwin Procter LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinion designated in EXHIBIT VII and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Administrative Agent that Borrowers has requested such counsel to deliver such opinions to Lenders.

         K. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT VIII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

         L. FEES. Borrowers shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3 and the reasonable fees, costs and expenses of counsel to Administrative Agent.

         M. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Borrowers shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrowers shall have performed in all material respects all


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                                                              CREDIT AGREEMENT

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agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

         N. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         O. NO DISRUPTION OF FINANCIAL MARKETS. There shall have not occurred any material adverse change in the financial markets after December 31, 2000, as determined by Administrative Agent in its sole discretion.

         P. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officers' Certificate executed by the chief financial officer of Borrowers, dated the Closing Date, substantially in the form of EXHIBIT X and with appropriate attachments, demonstrating that, after giving effect to the consummation of the Refinancing and the other transactions contemplated by this Agreement, Borrowers and their Subsidiaries, taken as a whole, will be Solvent.

         Q. FINANCIAL COVENANTS. On the Closing Date, Administrative Agent shall have received an Officers' Certificate executed by the chief financial officer of Borrowers, dated the Closing Date, with appropriate attachments, demonstrating that, after giving effect to the consummation of the Refinancing and the other transactions contemplated by this Agreement, the Borrowers shall be in compliance with (i) the financial covenants set forth in subsection 7.6 (provided that with respect to subsection 7.6B, such Lodging EBITDA shall be set forth separately for each Fiscal Quarter included in the period for which the determination is being made), and (ii) the restrictions in the Senior Note Documents with respect to the amount of Indebtedness and secured Indebtedness permitted to be incurred by the Borrowers as of the Closing Date, with such detail and supporting calculations therefor as reasonably required by Administrative Agent.

4.2      CONDITIONS TO ALL LOANS.

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

         A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Borrowers or any other person designated in writing by any of the above described officers by or on behalf of Borrowers in a writing delivered to Administrative Agent.


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                                                              CREDIT AGREEMENT

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         B. As of that Funding Date:

               (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; PROVIDED, that where a representation and warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this provision;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

               (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

               (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

               (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

               (vi) There shall not be pending or, to the knowledge of Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrowers or any of their Subsidiaries or any property of Borrowers or any of their Subsidiaries that has not been disclosed by Borrowers in writing pursuant to subsection 5.6 or 6.1(viii) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3      CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:


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                                                              CREDIT AGREEMENT

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         A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

         B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), a Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Borrowers or by any executive officer of Borrowers designated by any of the above-described officers on behalf of Borrowers in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5. BORROWERS' REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Borrowers represent and warrant to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization as specified in SCHEDULE 5.1 annexed hereto except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a Material Adverse Effect. Each Loan Party has all requisite corporate, partnership or limited liability company power and authority, as applicable, to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby except where the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. Borrowers and their Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.10.


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


         D. SUBSIDIARIES. All of the Subsidiaries of Borrowers are identified in
SCHEDULE 5.1 annexed hereto, as said SCHEDULE 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiv). The capital stock of each of the Subsidiaries of Borrowers identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock except where any failure of the same could not be reasonably expected to have a Material Adverse Effect. Each of the Subsidiaries of Borrowers identified in
SCHEDULE 5.1 annexed hereto (as so supplemented) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power, partnership or limited liability company and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations; in each case except where failure to be so qualified or in good standing or a lack of such corporate power, partnership or limited liability company and authority has not had and could not reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.1 annexed hereto (as so supplemented) correctly sets forth in all material respects the ownership interest of Borrowers and each of their Subsidiaries in each of the Subsidiaries of Borrowers identified therein.

5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrowers or any of their Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Borrowers or any of their Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrowers or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers or any of their Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and the Senior Notes), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers or any of their Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except where the failure to obtain such approvals or consent, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the


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                                                              CREDIT AGREEMENT
transactions contemplated by the Loan Documents and such do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body and except where, individually or in the aggregate, the failure to register with, obtain consent or approval of, or provide notice could not reasonably be expected to have a Material Adverse Effect.

         D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3      FINANCIAL CONDITION.

         Borrowers have heretofore delivered, or caused to be delivered, to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Borrowers and their Subsidiaries as at December 31, 2000 and December 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows of Borrowers and their Subsidiaries for the Fiscal Years then ended, and (ii) the unaudited consolidated balance sheet of Borrowers and their Subsidiaries as at March 31, 2001 and the related unaudited consolidated statements of income and cash flows of Borrowers and their Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the absence of footnotes and to changes resulting from audit and normal year-end adjustments. Borrowers do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto or which has not otherwise been disclosed to Administrative Agent and approved by Administrative Agent, such approval not to be unreasonably withheld, and which in any such case (but excluding, in all events, any and all such Contingent Obligations and other liabilities between and among Borrowers and the Subsidiary Guarantors) is material in relation to the business, operations, properties, assets, financial condition or prospects of Borrowers or any of their Subsidiaries, taken as a whole.

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS.

         Since December 31, 2000, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.


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                                                              CREDIT AGREEMENT

5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

         A. TITLE TO PROPERTIES; LIENS. Borrowers and their Subsidiaries have
(i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7 except in cases, individually or in the aggregate, where any such title defects could not reasonably be expected to have a Material Adverse Effect.

         B. REAL PROPERTY. As of the Closing Date, SCHEDULE 5.5B annexed hereto contains a true, accurate and complete list of all fee interests in any Real Property Assets. Except as specified in SCHEDULE 5.5B annexed hereto, all of the leases, subleases or assignments of leases affecting any such Real Property Asset are in full force and effect and Borrowers do not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles and except for such defaults as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         C. INTELLECTUAL PROPERTY. As of the Closing Date, Borrowers and their Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Borrowers know of any valid basis for any such claim except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Borrowers and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.6      LITIGATION; ADVERSE FACTS.

         Except as set forth in SCHEDULE 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Borrowers or any of their Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Borrowers, threatened against or affecting Borrowers or any of their Subsidiaries or any property of Borrowers or any of their Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse


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                                                              CREDIT AGREEMENT

Effect. Neither of the Borrowers nor any of their Subsidiaries (i) are in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) are subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all tax returns and reports of Borrowers and their Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Borrowers and their Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except where, individually or in the aggregate, the failure to so file and/or pay could not reasonably be expected to have a Material Adverse Effect. Borrowers know of no proposed material tax assessment against Borrowers or any of their Subsidiaries, the imposition of which could reasonably be expected to have a Material Adverse Effect, that is not being actively contested by Borrowers or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
         CONTRACTS.

         A. Neither of the Borrowers nor any of their Subsidiaries are in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. Neither of the Borrowers nor any of their Subsidiaries are a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         C. Except as set forth on Schedule 5.8C, all Material Contracts are in full force and effect and no defaults currently exist thereunder, except for defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.9      GOVERNMENTAL REGULATION.

         Neither of the Borrowers nor any of their Subsidiaries are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state


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                                                              CREDIT AGREEMENT
statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

         Neither of the Borrowers nor any of their Subsidiaries are engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Loan will be used by the Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

5.11     EMPLOYEE BENEFIT PLANS.

         Borrowers are in the process of terminating certain Employee Benefit Plans, Multiemployer Plans and other Pension Plans currently maintained by Borrowers and their Subsidiaries. Until such termination, Borrowers represent and warrant (PROVIDED that in the event that Borrowers or their Subsidiaries re-establish any such Employee Benefit Plans, Multiemployer Plans or other Pension Plans, such representation and warranty shall be reinstated) that except as could not reasonably be expected to have a Material Adverse Effect:

         A. Borrowers, each of their Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan (if any), and have performed all their obligations under each Employee Benefit Plan in all material respects. Any proposed termination of an Employee Benefit Plan shall be conducted in accordance with all applicable ERISA requirements. Each Employee Benefit Plan (if any) that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified;

         B. No ERISA Event has occurred or is reasonably expected to occur;

         C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in SCHEDULE 5.11 annexed hereto, no Employee Benefit Plan (if any) provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates;

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) is not material; and

         E. As of the most recent valuation date for each Multiemployer Plan (if any) for which the actuarial report is available, Borrowers and their Subsidiaries and their respective


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                                                              CREDIT AGREEMENT

ERISA Affiliates have no potential liability for a complete withdrawal from such Multiemployer Plans (within the meaning of Section 4203 of ERISA).

5.12     NO BROKER'S FEES.

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrowers hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     ENVIRONMENTAL PROTECTION.

               Except as set forth in SCHEDULE 5.13 annexed hereto:

               (i) Neither of the Borrowers nor any of their Subsidiaries nor any of their respective Real Property Assets or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (ii) Neither of the Borrowers nor any of their Subsidiaries have received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (iii) there are and, to Borrowers' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrowers or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

               (iv) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Borrowers or any of their Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on SCHEDULE 5.13 annexed hereto, which individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.


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                                                              CREDIT AGREEMENT

5.14     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving Borrowers or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there are no strikes or walkouts in progress, pending or to Borrowers' knowledge contemplated relating to any labor contracts to which Borrowers or any of their Subsidiaries are a party, relating to any labor contracts being negotiated, or otherwise that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.15     SOLVENCY.

         The Loan Parties, taken as a whole, are and, upon the incurrence of any Obligations by the Loan Parties on any date on which this representation is made, will be, Solvent.

5.16     MATTERS RELATING TO COLLATERAL.

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the Closing Date pursuant to subsection 4.1F and to be taken after the Closing Date pursuant to subsection 6.8 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document, in accordance with subsection 6.8 are (or will be with respect to Collateral required to be delivered after the Closing Date, in accordance with subsection 6.8) effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral (except to the extent disclosed in the applicable Collateral Document), and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

         B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of Securities.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any


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                                                              CREDIT AGREEMENT
part of the Collateral is on file in any filing or recording office, except as may affect Collateral with a value not in excess of $5,000,000.

         D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17     DISCLOSURE.

         No representation or warranty of any Loan Party or any of their Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of any Loan Party or any of their Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrowers, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in any material manner in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrowers (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.18     REIT STATUS.

         For the fiscal year ended December 31, 2000, Meditrust qualified as a REIT under the Internal Revenue Code.

5.19     INSURANCE.

         Borrowers and their Subsidiaries currently maintain or require their operators/lessees to maintain replacement cost insurance coverage in respect of each of the Real Property Assets, as well as comprehensive general liability insurance (including "builders' risk") against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to the Real Property Assets in amounts that prudent owner of assets such as the Real Property Assets would maintain and pursuant to the insurances certificates, binders and policies provided to Administrative Agent on or prior to the Closing Date.


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                                                              CREDIT AGREEMENT

SECTION 6.     BORROWERS' AFFIRMATIVE COVENANTS

         Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         Borrowers will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Administrative Agent:

               (i) [Reserved];

               (ii) QUARTERLY FINANCIALS: as soon as available and in any event within five Business Days after filing with the Securities and Exchange Commission, copies of the Borrowers' Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission;

               (iii) YEAR-END FINANCIALS: as soon as available and in any event within five Business Days after filing with the Securities and Exchange Commission, copies of Borrowers' Annual Report on Form 10-K for such fiscal year (together with the Borrowers' annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission;

               (iv) OFFICERS' AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Borrowers and their Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Borrowers stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrowers and their Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7 and Borrowers' compliance with Required Refinancing Liquidity levels for any applicable Required Refinancing Liquidity Periods under subsection 2.9, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;


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                                                              CREDIT AGREEMENT

               (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3 (other than an immaterial change in GAAP), the combined consolidated financial statements of Borrowers and their Subsidiaries delivered pursuant to subdivisions (ii) or (iii) of this subsection 6.1 will differ in any material respect from the combined consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection
          6.1 following such change, combined consolidated financial statements of Borrowers and their Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Borrowers or other person designated in writing by such officers or Borrowers and approved by Administrative Agent, such approval not to be unreasonably withheld, setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

               (vi) [Reserved];

               (vii) EVENTS OF DEFAULT, ETC.: promptly upon any Executive Officer of Borrowers obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrowers or any of their Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2 that could reasonably be expected to have a Material Adverse Effect, (c) of any resignation or dismissal of Borrowers' independent accountant, (d) of any Change of Control or other event requiring a prepayment of principal on the Senior Notes or any Subordinated Indebtedness or causing an event of default thereunder, or (e) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

               (viii) LITIGATION OR OTHER PROCEEDINGS: promptly upon any Executive Officer of Borrowers obtaining knowledge of (X) the institution of, or (in the good faith judgment of Borrowers) non-frivolous threat of, any action, suit, proceeding


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          (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Borrowers or any of their Subsidiaries or any property of Borrowers or any of their Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Borrowers to Lenders or (Y) any material development in any Proceeding that, in any case:

                    (1) if adversely determined, has a reasonable probability of giving rise to a Material Adverse Effect; or

                    (2) seeks to enjoin or otherwise prevent the consummation
               of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

          written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lenders and their counsel to evaluate such matters;

               (ix) ERISA EVENTS: to the extent applicable, promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (x) ERISA NOTICES: after the occurrence of an Event of Default, with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

               (xi) [Reserved];

               (xii) INSURANCE: upon the prior written request of Administrative Agent, as soon as practicable and in any event by the last day of any Fiscal Year and no more frequently than once in any Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Borrowers and their Subsidiaries and all material insurance coverage planned to be maintained by Borrowers and their Subsidiaries in the immediately succeeding Fiscal Year;

               (xiii) [Reserved];

               (xiv) NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of Borrowers, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Borrowers and (b) all of the data required


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          to be set forth in SCHEDULE 5.1 annexed hereto with respect to all
          Subsidiaries of Borrowers (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1 annexed hereto for all purposes of this Agreement);

               (xv) MARGIN DETERMINATION CERTIFICATE: commencing with the Fiscal Quarter ended September, 2001, together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, a Margin Determination Certificate demonstrating in reasonable detail the calculation of the Total Leverage Ratio for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements;

               (xvi) [Reserved];

               (xvii) REVISIONS OR UPDATES TO SCHEDULES: should any of the information or disclosures provided on Schedule 5.1 or on any of the Schedules originally attached to any of the Collateral Documents become outdated or incorrect in any material respect, such revisions or updates to such Schedules as may be necessary or appropriate to update or correct such Schedules; in addition to the foregoing, such revisions or updates to the Schedules attached to the Loan Documents as Administrative Agent may request, any such request to be made no more frequently than once per quarter; PROVIDED that in each case no such revisions or updates to any Schedules shall be deemed to have amended, modified or superseded such Schedules immediately prior to the submission of such revised or updated Schedules, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedules, unless and until the Requisite Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedules;

               (xviii) CONVERSION: in the event that the Borrowers elect to undertake the Conversion, Borrowers shall (a) provide fourteen days' written notice to the Administrative Agent and Syndication Agent, (b) provide the Administrative Agent and Syndication Agent with copies of all documents and agreements related to the proposed Conversion reasonably required by Administrative Agent and Syndication Agent, and
          (c) execute, or cause its Subsidiaries to execute, such documentation as reasonably requested by the Administrative Agent and Syndication Agent in order to maintain the effectiveness of this Agreement and the Loan Documents; and

               (xix) Other Information: with reasonable promptness, such other information and data with respect to Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 7.7, Borrowers will, and will cause each of their Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; PROVIDED, HOWEVER that neither of the Borrowers nor any of their Subsidiaries shall be required to preserve any such


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right or franchise or such existence in the case of Subsidiaries if the Board of
Directors of Borrowers or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrowers or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Loan Parties taken as a whole or Lenders.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Borrowers will, and will cause each of their Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon them or any of their properties or assets or in respect of any of their income, businesses or franchises before any material penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. Borrowers will not, nor will it permit any of their Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrowers or any of their Subsidiaries).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE.

         A. MAINTENANCE OF PROPERTIES. Borrowers will, and will cause each of their Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrowers and their Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where, individually or in the aggregate, the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         B. INSURANCE. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrowers and their Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry which insurance shall in no event provide for materially less coverage than the insurance in effect on the Closing Date. Borrowers shall provide Administrative Agent from time to time, upon request (i) copies of the policies under which


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such insurance is issued, certificates of insurance and such other information relating to such insurance as the Administrative Agent may request, (ii) with respect to any policy providing for coverage in excess of $25,000,000, within five days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (iii) with respect to any policy providing for coverage in excess of $25,000,000, on the day of issuance, notice of any cancellation or nonrenewal of coverage by the Borrowers or their Subsidiaries.

6.5      INSPECTION RIGHTS LENDER MEETING.

         A. INSPECTION RIGHTS. Borrowers shall, and shall cause each of their Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect, subject to the rights of any tenants or lessees of Borrowers and their Subsidiaries, any of the properties of Borrowers or of any of their Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Lenders shall coordinate their visits and inspections with those of Administrative Agent so as to minimize the number of separate visits to Borrowers' premises.

         B. LENDER MEETING. Borrowers will, upon the request of Administrative Agent, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrowers' corporate offices (or at such other location as may be agreed to by Borrowers and Administrative Agent) at such time as may be agreed to by Borrowers and Administrative Agent.

6.6      COMPLIANCE WITH LAWS, ETC.

         Borrowers shall comply, and shall cause each of their Subsidiaries and all other Persons on or occupying any Real Property Assets to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; BORROWER'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Borrowers agree that Administrative Agent may, from time to time and in its reasonable discretion, if a Potential Event of Default relating to environmental matters or an Event of Default has occurred and is continuing, retain, at Borrower's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrowers or conduct its own investigation of any Real Property Asset. For purposes of conducting such a review and/or investigation, Borrowers hereby grant to Administrative Agent and its Administrative Agents, employees, consultants


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and contractors the right to enter into or onto any Real Property Assets currently owned, leased, operated or used by Borrowers or any of their Subsidiaries, subject to the rights of any tenants or lessees of Borrowers and their Subsidiaries, and to perform so-called "Phase I" environmental assessment tests on such property. Any such investigation of any Real Property Asset shall be conducted, unless otherwise agreed to by Borrowers and Administrative Agent, during normal business hours and shall be conducted so as not to interfere with the ongoing operations at such Real Property Asset or to cause any damage or loss to any property at such Real Property Asset. Borrowers and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders solely for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Borrowers with the understanding that Borrowers acknowledge and agree that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrowers' use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Borrowers, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. ENVIRONMENTAL DISCLOSURE. If reasonably required by Administrative Agent, Borrowers will deliver to Administrative Agent:

               (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrowers or any of their Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Real Property Asset which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

               (ii) OTHER INFORMATION. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

         C. BORROWERS' ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Borrowers shall promptly take, and shall cause each of their Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Borrowers or their Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Borrowers or any of their Subsidiaries and discharge any


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obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

         A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. If any Person organized under the laws of the United States or any State thereof or the District of Columbia becomes a wholly-owned Subsidiary (and each other Subsidiary which may execute a Loan Document without violating any provision of such Subsidiary's organizational documents or other agreement or instrument to which such Subsidiary is a party) of Borrowers after the date hereof, Borrowers will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and the Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1F) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid First Priority Lien on all of the Collateral of or relating to such Subsidiary and owned by the Borrowers or their Subsidiaries as described in the applicable forms of the Collateral Documents.

         B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. To the extent reasonably requested by Administrative Agent, Borrowers shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents,
(c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.


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SECTION 7.   BORROWERS' NEGATIVE COVENANTS

         Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

         Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (i) Borrowers may become and remain liable with respect to the Obligations;

               (ii) any Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
          7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

               (iii) any Borrower may become and remain liable with respect to Indebtedness to any Borrower or any Subsidiary of any Borrower; any Subsidiary Guarantor may become and remain liable with respect to Indebtedness to any Borrower or any Subsidiary of any Borrower; any Subsidiary which is not a Subsidiary Guarantor may become and remain liable with respect to Indebtedness to other Subsidiaries which are not Subsidiary Guarantors; and any Subsidiary which is not a Subsidiary Guarantor may become and remain liable with respect to Indebtedness to any Borrower or any Subsidiary Guarantor in an aggregate amount which, together with the other Investments made by Borrower and Subsidiary Guarantors after the date hereof in Subsidiaries which are not Subsidiary Guarantors under subsection 7.3(vii)(d), does not exceed $15,000,000 at any time outstanding for all such Subsidiaries which are not Subsidiary Guarantors; PROVIDED that (a) all such intercompany Indebtedness shall be evidenced by promissory notes except to the extent the issuance of such promissory notes may impair Meditrust's qualification as a REIT, (b) all such intercompany Indebtedness owed by Borrowers and by any Subsidiary Guarantors shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Borrowers under any guaranty of the Obligations shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Borrowers or to any of their Subsidiaries for whose benefit such payment is made; and PROVIDED that intercompany obligations of Borrowers and their Subsidiaries constituting rental, lease, license or royalty payments, including such payments deferred in the ordinary course of business and consistent with past practices, do not constitute Indebtedness hereunder;


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               (iv) Borrowers and their Subsidiaries may enter into a
          securitization financing transaction with respect to any of their Lodging Assets in an aggregate principal amount not to exceed $150,000,000 which securitization transaction shall not terminate or have a maturity prior to six months after the final maturity of the Term Loans; PROVIDED that the aggregate Indebtedness incurred in connection with such securitization shall not be less than an amount equal to 40% of the Fair Market Value of the assets encumbered by or otherwise subject to such securitization and such assets shall not account for or generate more than 20% of Lodging EBITDA for the most recently ended four consecutive Fiscal Quarter period as of the date of such securitization;

               (v) Borrowers may remain liable with respect to the Senior Notes and may incur unsubordinated Indebtedness secured on the same basis as the Indebtedness so refinanced and Subordinated Indebtedness to refinance all or any of the Senior Notes, PROVIDED that the obligor on such refinancing Indebtedness is the same as the obligor on the Indebtedness so refinanced, all of the proceeds thereof (net of reasonable and customary fees, costs and expenses) shall be applied to the repayment, repurchase or redemption of such Senior Notes, and the covenants of such refinancing Indebtedness shall be less restrictive than those in this Agreement and such covenants shall be on generally prevailing market terms available to the Borrowers for such refinancing Indebtedness, and the maturity date thereof or any date on which such refinancing Indebtedness may be required to be repurchased at the option of the holder thereof shall not be earlier than November 30, 2005 (collectively, the "REFINANCING INDEBTEDNESS");

               (vi) In addition to any Subordinated Indebtedness incurred or existing pursuant to subsection 7.1(v), Borrowers may become and remain liable with respect to Subordinated Indebtedness in an aggregate principal amount not to exceed $200,000,000;

               (vii) Borrowers and their Subsidiaries may become and remain liable with respect to any secured Indebtedness and other secured obligations; PROVIDED, that the amount of such secured Indebtedness and other secured obligations shall not, individually or in the aggregate, exceed an amount equal to 10% of Consolidated Net Tangible Assets;

               (viii) Borrowers and their Subsidiaries may remain liable with respect to the Indebtedness of the Borrowers and their Subsidiaries existing as of the Closing Date (and any refinancings, replacements or substitutions thereof which do not increase the amount thereof or increase any collateral therefor) and described in SCHEDULE 7.1 annexed hereto; and

               (ix) Borrowers and their Subsidiaries may incur other unsecured Indebtedness not expressly permitted under clauses (i) through (viii), inclusive, of subsection 7.1 in an aggregate principal amount not to exceed $40,000,000 at any time outstanding.


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7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrowers or any of their Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

               (i) Permitted Encumbrances;

               (ii) Liens granted pursuant to the Collateral Documents, including without limitation, Liens which equally and ratably secure, to the extent required by the Senior Note Documents, the aggregate principal amount of the Senior Notes outstanding on the date hereof including, without limitation, the 7.114% Senior Notes;

               (iii) Liens described in SCHEDULE 7.2 annexed hereto;

               (iv) Liens securing Indebtedness permitted pursuant to subsection 7.1(iv);

               (v) Liens securing Indebtedness and any other obligations permitted pursuant to subsection 7.1(vii); and

               (vi) Liens in favor of vendors of goods and services in the ordinary course of business securing Indebtedness permitted under subsection 7.1 incurred in connection with the purchase of such goods and services, provided that such Liens shall only encumber such goods so purchased.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A; and PROVIDED FURTHER that notwithstanding the foregoing, if any Borrower or any of its Subsidiaries shall create or assume any Lien in favor of any Indebtedness permitted pursuant to subsection 7.1(v), it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither of the Borrowers nor any of their


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Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWERS OR OTHER SUBSIDIARIES. Except as provided herein, Borrowers will not, and will not permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Borrowers or any other Subsidiary of Borrowers, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrowers or any other Subsidiary of Borrowers, (iii) make loans or advances to Borrowers or any other Subsidiary of Borrowers, or (iv) transfer any of its property or assets to Borrowers or any other Subsidiary of Borrowers; provided that the foregoing shall not apply to (a) restrictions and conditions existing on the date hereof and identified on SCHEDULE 7.2 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (b) customary restrictions and conditions contained in agreements relating to Assets Sales permitted by this Agreement with respect to the assets being sold, (c) customary restrictions or conditions imposed by any agreement evidencing secured Indebtedness permitted under subsections 7.1(iv) and 7.1(vii) with respect to the assets subject to such securitization transaction or Indebtedness, and (d) customary provisions in leases and other contracts restricting the assignment thereof.

7.3      INVESTMENTS; JOINT VENTURES.

         Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

               (i) Borrowers and Subsidiaries may make and own Investments in Joint Ventures and Franchise Arrangements in Borrowers' and their Subsidiaries' ordinary course of business; PROVIDED that such Investments shall not exceed $50,000,000 in the aggregate and $20,000,000 in any calendar year;

               (ii) Borrowers and their Subsidiaries may make and own Investments in Cash and Cash Equivalents;

               (iii) Borrowers and their Subsidiaries may make Capital Expenditures permitted by subsection 7.8;

               (iv) Borrowers and their Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 7.3 annexed hereto as of the Closing Date;

               (v) Borrowers and their Subsidiaries may make and own Investments with respect to any obligation to indemnify their respective officers and directors to the fullest extent permitted by the law of the jurisdiction of such Person's organization;

               (vi) Borrowers and their Subsidiaries may make and own Investments which do not require the payment of any Cash or non-cash consideration;


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                                                              CREDIT AGREEMENT

               (vii) (a) Borrowers and their respective Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Borrowers; (b) Borrowers and their respective Subsidiary Guarantors may make and own additional equity Investments in Borrowers and in their respective Subsidiary Guarantors; (c) Subsidiaries which are not Subsidiary Guarantors may make Investments in other Subsidiaries which are not Subsidiary Guarantors; and (d) Borrowers and Subsidiary Guarantors may make and own Investments after the date hereof in other Subsidiaries which are not Subsidiary Guarantors which Investments, together with intercompany loans made by Borrowers and Subsidiary Guarantors to Subsidiaries which are not Subsidiary Guarantors pursuant to subsection 7.1(iii), do not exceed $15,000,000 at any time outstanding;

               (viii) Borrowers and their respective Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iii);

               (ix) Borrowers and their respective Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any Asset Sale permitted by subsection 7.7; and

               (x) Borrowers and their respective Subsidiaries may consummate the Conversion, including without limitation any name changes contemplated thereby.

7.4      CONTINGENT OBLIGATIONS.

         Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Borrowers may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit issued under this Agreement, and Subsidiaries of Borrowers may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

               (ii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with (x) Asset Sales or other sales of assets, and (y) Investments permitted under this Agreement;

               (iii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrowers or any of their Subsidiaries permitted by subsection 7.1; PROVIDED that Subsidiaries of Borrowers may not become liable in respect of Indebtedness of Borrowers under subsections 7.1(v) and 7.1(vi);

               (iv) Borrowers and their Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE
          7.4 annexed hereto;


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                                                              CREDIT AGREEMENT

               (v) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations; and Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of letters of credit PROVIDED that the aggregate amount of such Contingent Obligations shall not exceed $10,000,000; and

               (vi) Borrowers may become and remain liable with respect to Contingent Obligations under Hedge Agreements.

7.5      RESTRICTED PAYMENTS.

         A. Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; PROVIDED, HOWEVER, that:

               (i) Borrowers may declare and pay dividends and distributions payable in respect of Existing Preferred Stock; PROVIDED, that such dividends or distributions are regularly scheduled and paid quarterly in accordance with Borrowers' ordinary course of business;

               (ii) Borrowers may declare and pay dividends and distributions in an amount required for Meditrust to maintain its REIT status; PROVIDED that all existing and future net operating loss carry forwards must first be applied to reduce REIT taxable income and to otherwise offset any income tax liability and PROVIDED, further that the Borrowers shall have first declared and paid all required dividends and distributions described under clause (i) above;

               (iii) in addition to the payments under clauses (i) and (ii) above, Borrowers may declare and pay cash dividends and make distributions on account of or repurchase any of their capital stock including without limitation any paired share repurchases; PROVIDED
          (A) the aggregate amount thereof shall not exceed $20,000,000 in any Fiscal Year; (B) after the Conversion and only in the same Fiscal Year in which the Conversion is completed, such aggregate amount shall be increased to $30,000,000; (C) in the event that after giving pro forma effect to any borrowing made in connections with such payments, (1) no Potential Event of Default or Event of Default then exists, (2) the Total Leverage Ratio is less than 4.00:1.00, (3) the Conversion has been completed and (4) the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments by not less than $50,000,000, such aggregate amount shall be increased to $40,000,000 for each Fiscal Year; provided that such $20,000,000, $30,000,000 or $40,000,000, as applicable pursuant to (A), (B) or (C) hereof, shall be increased by an amount equal to the excess, if any, of (X) the amount of Restricted Payments permitted pursuant to this subsection 7.5A(iii) for the previous Fiscal Year over (Y) the actual amount of Restricted Payments made pursuant to this subsection 7.5A(iii) in such previous Fiscal Year; and PROVIDED that any dividends paid after the Conversion by Meditrust on shares of its common stock to Meditrust OpCo shall not be included as dividends or


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                                                              CREDIT AGREEMENT
          distributions for purposes of determining amounts paid pursuant to the foregoing clauses (A), (B) and (C) hereof;

               (iv) Borrowers may make Restricted Payments to redeem shares of its capital stock or warrants or options to acquire any such shares from employees of Borrowers and their Subsidiaries upon the death or other termination of employment of such employees, provided that no Event of Default shall have occurred and be continuing or would arise as a result of such Restricted Payment; and

               (v) Borrowers may make regularly scheduled payments of interest permitted pursuant to subsections 7.1(v) and (vi), in accordance with the terms of and to the extent required by, the provisions of the indentures governing such Subordinated Indebtedness; provided that no Potential Event of Default under subsection 8.1 or Event of Default shall have occurred and be continuing or would arise as a result of such Restricted Payment.

         B. Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, to prepay, redeem, repurchase, retire, defease or make any similar payment with respect to any Indebtedness (other than pursuant to this Agreement); PROVIDED that if no Potential Event of Default or Event of Default shall have occurred and be continuing or would arise as a result thereof, Borrowers may prepay, redeem, repurchase, retire, defease or make similar payments with respect to any Indebtedness to the extent that: (A) (1) such Indebtedness matures or is redeemable at the option of the holder of such Indebtedness on or prior to August 31, 2004; (2) the prepayment or repurchase of such Indebtedness is completed on a basis that is economically advantageous to the Borrowers and their Subsidiaries on a net present value basis; and (3) at the time of the prepayment or repurchase of such Indebtedness and after giving effect thereto Liquidity shall not be less than the sum of (x) the principal amount of all Indebtedness of Borrowers maturing or redeemable at the option of the holder thereof on or prior to May 31, 2003 PLUS (y) $30,000,000 or (B) the Indebtedness is unsecured Indebtedness permitted under subsection 7.1(ix) pursuant to a revolving credit facility.

7.6      FINANCIAL COVENANTS.

         A. MAXIMUM TOTAL LEVERAGE RATIO. Borrowers shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated below:


                     PERIOD                        MAXIMUM TOTAL LEVERAGE RATIO
                     ------                        ----------------------------
        2nd Fiscal Quarter, Fiscal Year 2001                  4.60:1.00
        3rd Fiscal Quarter, Fiscal Year 2001                  4.60:1.00
        4th Fiscal Quarter, Fiscal Year 2001                  4.50:1.00


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                                                              CREDIT AGREEMENT

                     PERIOD                        MAXIMUM TOTAL LEVERAGE RATIO
                     ------                        ----------------------------
        1st Fiscal Quarter, Fiscal Year 2002                  4.50:1.00
        2nd Fiscal Quarter, Fiscal Year 2002                  4.25:1.00
        3rd Fiscal Quarter, Fiscal Year 2002                  4.25:1.00
        4th Fiscal Quarter, Fiscal Year 2002                  4.25:1.00

        1st Fiscal Quarter, Fiscal Year 2003                  4.25:1.00
        2nd Fiscal Quarter, Fiscal Year 2003                  4.00:1.00
        3rd Fiscal Quarter, Fiscal Year 2003                  4.00:1.00
        4th Fiscal Quarter, Fiscal Year 2003                  4.00:1.00

        1st Fiscal Quarter, Fiscal Year 2004                  4.00:1.00
        2nd Fiscal Quarter, Fiscal Year 2004                  3.75:1.00
          and each Fiscal Quarter thereafter

         B. MINIMUM LODGING EBITDA. Borrowers shall not permit Lodging EBITDA for any four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the amount indicated which required amount shall be reduced by the amount of Lodging EBITDA generated by or attributable to Lodging Assets which were the subject of a disposition during such four Fiscal Quarter Period:

                     PERIOD                        MINIMUM LODGING EBITDA
                     ------                        ----------------------
      2nd Fiscal Quarter, Fiscal Year 2001              $190,000,000
      3rd Fiscal Quarter, Fiscal Year 2001              $190,000,000
      4th Fiscal Quarter, Fiscal Year 2001              $190,000,000

      1st Fiscal Quarter, Fiscal Year 2002 and          $200,000,000
          each Fiscal Quarter thereafter

         C. MINIMUM INTEREST COVERAGE RATIO. Borrowers shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Net Interest Expense for any four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the correlative ratio indicated:


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                                                              CREDIT AGREEMENT

                PERIOD                      MINIMUM INTEREST COVERAGE RATIO
                ------                      -------------------------------
 2nd Fiscal Quarter, Fiscal Year 2001                  2.35:1.00
 3rd Fiscal Quarter, Fiscal Year 2001                  2.35:1.00
 4th Fiscal Quarter, Fiscal Year 2001                  2.35:1.00

 1st Fiscal Quarter, Fiscal Year 2002                  2.35:1.00
 2nd Fiscal Quarter, Fiscal Year 2002                  2.50:1.00
 3rd Fiscal Quarter, Fiscal Year 2002                  2.50:1.00
 4th Fiscal Quarter, Fiscal Year 2002                  2.50:1.00

 1st Fiscal Quarter, Fiscal Year 2003                  2.50:1.00
 2nd Fiscal Quarter, Fiscal Year 2003                  2.50:1.00
 3rd Fiscal Quarter, Fiscal Year 2003                  2.50:1.00
 4th Fiscal Quarter, Fiscal Year 2003                  2.50:1.00

 1st Fiscal Quarter, Fiscal Year 2004 and              2.65:1.00
    each Fiscal Quarter thereafter

D. MINIMUM FIXED CHARGE COVERAGE RATIO. Borrowers shall not permit the ratio of
(i) Consolidated EBITDA MINUS the Capital Expenditure Reserve to (ii) Fixed Charges for any four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the correlative ratio indicated:

                PERIOD                      MINIMUM FIXED CHARGE COVERAGE RATIO
                ------                      -----------------------------------
 2nd Fiscal Quarter, Fiscal Year 2001                    1.45:1.00
 3rd Fiscal Quarter, Fiscal Year 2001                    1.55:1.00
 4th Fiscal Quarter, Fiscal Year 2001                    1.55:1.00

 1st Fiscal Quarter, Fiscal Year 2002                    1.60:1.00
 2nd Fiscal Quarter, Fiscal Year 2002                    1.60:1.00
 3rd Fiscal Quarter, Fiscal Year 2002                    1.60:1.00
 4th Fiscal Quarter, Fiscal Year 2002                    1.60:1.00

 1st Fiscal Quarter, Fiscal Year 2003                    1.60:1.00
 2nd Fiscal Quarter, Fiscal Year 2003                    1.60:1.00
 3rd Fiscal Quarter, Fiscal Year 2003                    1.60:1.00
 4th Fiscal Quarter, Fiscal Year 2003                    1.60:1.00

 1st Fiscal Quarter, Fiscal Year 2004 and                1.70:1.00
    each Fiscal Quarter thereafter


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                                                              CREDIT AGREEMENT

         E. MAXIMUM TOTAL DEBT TO TOTAL CAPITALIZATION. On the last day of any Fiscal Quarter, Borrowers shall not permit the amount of Total Debt on such date to exceed 55% of the amount of Total Capitalization on such date.

         F. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Borrowers shall not permit Consolidated Tangible Net Worth as of the last day of any given Fiscal Quarter in any given Fiscal Year to be less than $1,400,000,000.

7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         Borrowers shall not, and shall not permit any of their Subsidiaries to, alter the corporate, capital or legal structure of Borrowers or any of their Subsidiaries (including issuing any preferred stock unless permitted hereunder), or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of Borrowers', or any of their Subsidiaries', business), except:

               (i) any Subsidiary of Borrowers may be merged with or into Borrowers or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of any Subsidiary's business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrowers or any Subsidiary Guarantor; PROVIDED that, in the case of any merger, Borrowers or such Subsidiary Guarantor shall be the continuing or surviving corporation;

               (ii) Borrowers and their Subsidiaries may make Capital Expenditures permitted under subsection 7.8 and Investments permitted under subsection 7.3;

               (iii) Borrowers and their Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

               (iv) Borrowers and their Subsidiaries may make Asset Sales or other sales (a) in any calendar year, of Lodging Assets which do not, individually or in the aggregate, generate more than 15% of Lodging EBITDA for the most recently ended four consecutive Fiscal Quarter period and (b) of Healthcare Assets; provided that with respect to Healthcare Assets (1) no single Asset Sales transaction or series of related Asset Sales transactions involving consideration in excess of $25,000,000 shall generate non-Cash consideration for the Borrowers or their Subsidiaries in excess of 30% of the total consideration and (2) no single Asset Sales transaction or series of related Asset Sales transactions involving consideration in excess of


                                      100
                                                              CREDIT AGREEMENT

          $50,000,000 individually or in the aggregate, shall require Borrowers to discount such Healthcare Assets by more than 50% of the net book value thereof;

               (v) Borrowers and their Subsidiaries may grant leases and subleases to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Borrowers or any of their Subsidiaries;

               (vi) Borrowers may consummate the Conversion and make any name changes required in connection therewith or otherwise PROVIDED that Borrowers have provided Administrative Agent and Syndication Agent with the items required in subsection 6.1(xviii) and any UCC financing statement amendments necessary to continue the perfected security interest in the Collateral pursuant to the Pledge Agreement, PROVIDED FURTHER that no Potential Event of Default or Event of Default has occurred and is continuing at the time of the proposed Conversion or will occur as a result of any proposed Conversion; and

               (vii) Borrowers and their Subsidiaries may enter into and consummate the sale of Telematrix Equipment, Inc. and Telematrix Equipment, LLC, which companies provide telecommunications products and services.

7.8      CAPITAL EXPENDITURES.

         A. Borrowers shall not, and shall not permit their Subsidiaries to, make or incur Capital Expenditures in any Fiscal Year in excess of $95,000,000 (the "ANNUAL CAPEX AMOUNT"); PROVIDED that Permitted Reinvestment Capital Expenditures and Investments shall not be included in Capital Expenditures for purposes of determining the Annual CapEx Amount. If the amount of Capital Expenditures incurred in any Fiscal Year is less than the Annual CapEx Amount permitted pursuant to this subsection 7.8A, then the Annual CapEx Amount for the following Fiscal Year may be increased by such unused amounts, provided that any such increase shall not carry over to subsequent years.

         B. In addition to Capital Expenditures permitted to be made pursuant to subsection 7.8A, the Borrowers and their Subsidiaries may make Permitted Reinvestment Capital Expenditures.

7.9      DISPOSAL OF SUBSIDIARY STOCK.

         Except for any sale of 100% of the capital stock or other equity Securities of any of their Subsidiaries in compliance with the provisions of subsection 7.7, Borrowers shall not:

               (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of their Subsidiaries, except to qualify directors if required by applicable law; or

               (ii) permit any of their Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of their Subsidiaries (including such Subsidiary), except to


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                                                              CREDIT AGREEMENT

         Borrowers, another Subsidiary of Borrowers, or to qualify directors if required by applicable law.

7.10     CONDUCT OF BUSINESS.

         From and after the Closing Date, Borrowers shall not, and shall not permit any of their Subsidiaries to, engage in any business other than (i) the businesses engaged in by Borrowers and their Subsidiaries on the Closing Date and similar or related businesses and any business related to the lodging industry, and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.11     AMENDMENTS OR WAIVERS OF RELATED AGREEMENTS.

         Unless the prior written consent of Requisite Lenders is obtained, neither of the Borrowers nor any of their Subsidiaries will agree to any amendment to any Senior Note Documents, Subordinated Indebtedness or Refinancing Indebtedness if the effect of such amendment, together with all other amendments made, is to increase the obligations of the obligor thereunder in a manner which is materially adverse to Lenders or to confer any material additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) in a manner which is materially adverse to Lenders or which would otherwise be adverse in any material respect to the obligor thereunder or Lenders; provided, however, that the 7.114% Senior Notes Due August 2011 may be modified solely to provide that they shall be secured on an equal and ratable basis with and in the same manner as the other Senior Notes, without the consent of the Requisite Lenders.

7.12     FISCAL YEAR.

         Borrowers shall not change their Fiscal Year-end from December 31, PROVIDED that Borrowers may change their Fiscal Year-end date to a date which is the last Saturday prior to or after December 31.

7.13     PUBLIC COMPANY.

         Meditrust or Meditrust Operating Company shall not cease to have its Common Stock listed on the NYSE, the American Stock Exchange, or the Nasdaq Stock Exchange.

7.14     TRANSACTIONS WITH AFFILIATES.

         Enter into any transaction with any Affiliate of Borrowers (other than a Subsidiary), except (a) as permitted by this Agreement, (b) in the ordinary course of business and pursuant to the reasonable requirements of the business of Borrowers, and in each case of (a) and (b), upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's length transaction with a Person not such an Affiliate, (c) transactions between or among Borrowers and their respective Subsidiaries, (d) employment, compensation and indemnification arrangements with officers and directors of Borrowers and their respective Subsidiaries, (e) fees payable in connection with directors' fees and services rendered to the Board of Directors of Borrowers or their respective Subsidiaries, or


                                      102
                                                              CREDIT AGREEMENT

(f) loans and advances to officers and directors of Borrowers and their respective Subsidiaries.

SECTION 8.   EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Borrowers to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; failure by Borrowers to pay any interest on any Loan within five days of the due date; or failure by Borrowers to pay any fee or any other amount due under this Agreement or the other Loan Documents within ten days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of Borrowers or any of their Subsidiaries to pay when due or purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit agreement) of more than $15,000,000 in the aggregate, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Borrowers or any of their Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s) (in such amounts), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation (upon the giving or receiving of notice, lapse of time, both, or otherwise) or (iii) any event shall occur under the terms of the Senior Note Documents, the Subordinated Indebtedness or the Refinancing Indebtedness which shall require Borrowers or any of their Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of such Indebtedness of Borrowers except to the extent permitted by subsection 7.5; or

8.3      BREACH OF CERTAIN COVENANTS.

         Failure of Borrowers to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or


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


8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by Borrowers or any of their Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrowers or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         The Loan Parties shall default in the performance of or compliance with any material term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Executive Officer of Borrowers or such Loan Party becoming aware of such default or (ii) receipt by Borrowers and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrowers or any of their


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Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $15,000,000 (in either case not adequately covered by insurance as to which a Solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrowers or any of their Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) decreeing the dissolution or split up of Borrowers or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of Borrowers or any of their Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (if any) (excluding for purposes of such computation any Pension Plans (if any) with respect to which assets exceed benefit liabilities), which exceeds $10,000,000; or.

8.11     CHANGE IN CONTROL.

         A Change in Control shall occur; or

8.12 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with their terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document


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in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and First Priority Lien in any Collateral with a value in excess of $5,000,000 purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13     MATERIAL ADVERSE EFFECT.

         Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan, the obligation of any Issuing Lender to issue any Letter of Credit and the right of any Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of any Issuing Lender to issue any Letter of Credit and the right of any Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i).

SECTION 9.        ADMINISTRATIVE AGENT

9.1      APPOINTMENT.

         A. APPOINTMENT OF ADMINISTRATIVE AGENT. CIBC is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its Administrative Agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of Administrative Agent and Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an Administrative Agent of Lenders


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and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers or any of their Subsidiaries.

         B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as Administrative Agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, Collateral Agent or collateral co-Administrative Agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

         In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

         Should any instrument in writing from Borrowers or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.


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9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its Administrative Agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Borrowers to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or Administrative Agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting,


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or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

         D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrowers and their Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrowers and their Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and


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disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR ADMINISTRATIVE AGENT.

         Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent with the consent of Borrowers which shall not be unreasonably withheld and shall not be required after the occurrence of a Potential Event of Default or an Event of Default. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.6      COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be Administrative Agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any


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Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrowers) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrowers, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as Administrative Agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite
Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

SECTION 10.       MISCELLANEOUS

10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

         A. GENERAL. Subject to subsections 10.1B and 10.1C, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Borrowers, require Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); PROVIDED, FURTHER, that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, or participations therein, or the other Obligations owed to such Lender, and such Lender shall remain solely responsible for the performance of such Obligations, and Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.


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         B. ASSIGNMENTS.

               (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Approved Fund of the assigning Lender or another Lender, with the giving of notice to Borrowers and Administrative Agent or (b) be assigned in an aggregate amount of not less than $1,000,000, in the case of any assignment of a Revolving Loan or Revolving Loan Commitment, or $1,000,000, in the case of any assignment of a Term Loan or Letter of Credit (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee (treating any two or more Approved Funds with the same investment advisor as a single Eligible Assignee) with the giving of notice to Borrowers and with the consent of Borrowers (unless a Potential Event of Default or an Event of Default has occurred and is continuing or, with respect to assignments of Term Loans, such assignment is made within ten (10) Business Days of the Closing Date) and Administrative Agent shall have consented (which consent of Borrowers and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is an Affiliate of the Assignor or a Person under common management with the Assignor), and such forms (including an administrative questionnaire if the Eligible Assignee is not a Lender), certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments


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          hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1D, be issued to the assignee and/or to the assigning Lender, substantially in the form of EXHIBIT
          IV or EXHIBIT V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loan, as the case may be, of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

               (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent (and if necessary, Borrowers) has consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrowers. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrowers, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of such Participant, agree to any amendment, modification or waiver that affects such Participant if such amendment, modification or waiver requires the unanimous written consent of all Lenders pursuant to subsection 10.6. Subject to subsection 10.1D, Borrower agrees that


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each Participant shall be entitled to the benefits of subsections 2.6D, 2.7, and
3.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this subsection 10.1C; PROVIDED, HOWEVER, that in no event shall Borrowers be obligated to make any payment with respect to such subsections which is greater than the amount that Borrowers would have paid to the Lender had no such participation been sold. To the extent permitted by law, in the event that any amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

         D. A Participant shall not be entitled to receive any greater payment under subsections 2.6D, 2.7, and 3.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrowers, to comply with subsection 2.7B(iii) as though it were a Lender.

         E. ASSIGNMENTS TO SECURED PARTIES AND TRUSTEES. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, (a) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any creditor, including Federal Reserve Bank, as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such creditor be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder, and (b) any Lender which is a Fund may pledge its Notes to its trustee for the benefit of the Fund's investors.

         F. INFORMATION. Each Lender may furnish any information concerning Borrowers and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

         G. REPRESENTATIONS OF LENDERS. Each Lender which is the recipient of an Allocation Letter and a party to this Agreement hereby represents and warrants
(i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an


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Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on their part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers; (iv) all the actual and reasonable costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document prior to and after the Closing Date, including filing fees, search fees, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may reasonably request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) the custody or preservation of any of the Collateral; (vi) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, counsel, agents, representatives, advisors and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Borrowers shall not have any obligation to any


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Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Borrowers with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrowers or any of their Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     SET-OFF.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits or other amounts held by any Lender for the credit or account of Borrowers (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Borrowers against and on account of the obligations and liabilities of Borrowers to that Lender under this Agreement, the Letters of Credit and participations therein and the


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other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or under any of the other Loan Documents shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrowers hereby further grant to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5     RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise (and whether by litigation, demand, settlement or otherwise), those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or of any of the other Loan Documents, and no consent to any departure by Borrowers herefrom or therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED THAT in addition,


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               (a) any such amendment, modification, termination, waiver or consent which:

               (i) postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans;

               (ii) postpones the date on which any interest or any fees are payable or reduces the amount of any fees payable hereunder;

               (iii) changes in any manner the definition of "Pro Rata Share", the definition of "Class", the definition of "Requisite Class Lenders" or the definition of "Requisite Lenders";

               (iv) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders;

               (v) releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral;

               (vi) releases from their obligations under the Subsidiary Guaranty, Subsidiary Guarantors which individually or in the aggregate own assets with an aggregate value for such Subsidiary Guarantors on such release dates, as reasonably determined by Administrative Agent, in excess of 50% of the total value of the assets owned by Borrowers and their Subsidiaries on March 31, 2001 (as adjusted for the April 31, 2001 dispositions), in each case other than those releases not requiring a vote of the Lenders in accordance with the terms of the Loan Documents (each released Subsidiary Guarantor shall be referred to as a "Released Guarantor" if the release of such Person's obligations under a Subsidiary Guaranty is not evidenced by the written concurrence of all Lenders); or

               (vii) waives or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6,

shall be effective only if evidenced by the written concurrence of all Lenders; provided, however, that with respect to clause (vi) above only the written concurrence of all Lenders minus one shall be required (if such one Lender by itself constitutes Requisite Lenders, then its concurrence shall also be required); provided, further, however, with respect to any such Released Guarantor, (i) stock of such Released Guarantor may be subjected to Liens only as and to the extent such Liens would have been permitted under subsection 7.2 with respect to a Subsidiary Guarantor (or other provisions or schedule incorporated in such subsection and as applied in such subsection) as in effect on the Closing Date and (ii) such Released Guarantor shall be permitted to enter into Contingent Obligations only as and to the extent any such Contingent Obligations would have been permitted under subsection 7.4 with respect to a Subsidiary Guarantor (or other provisions or schedule incorporated in such subsection and as applied in such subsection) as in effect on the Closing Date; provided, further, however, that any amendment, modification, termination or waiver to subsection 7.2 or subsection 7.4 (or other provisions or schedule incorporated in either of such subsections and as applied therein) which has the effect of increasing (x) the Liens to which stock of a


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                                                              CREDIT AGREEMENT

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Released Guarantor could be subject or (y) the amount or nature of Contingent
Obligations permitted to be entered into by a Released Guarantor, as applicable, shall only apply to such Released Guarantors if such amendment, modification, termination or waiver is approved with the written concurrence of all Lenders minus one (if such one Lender by itself constitutes Requisite Lenders, then its concurrence shall also be required)(any Released Guarantor which executes a counterpart Subsidiary Guaranty shall no longer constitute a Released Guarantor). Notwithstanding the foregoing provisions of this subsection 10.6, any amendment to this Agreement or the other Loan Documents in connection with a permitted Conversion and deemed reasonably necessary by Administrative Agent and Syndication Agent shall not require the consent of Requisite Lenders and shall only require the consent of Administrative Agent and Syndication Agent.


         In addition,

               (a) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note;

               (b) no amendment, modification, termination or waiver of any provision of subsection 2.1A(i)-(ii) or of any other provision of this Agreement relating to the Term Loan Commitments or the Revolving Loan Commitments shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, representations and warranties, covenants or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

               (c) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent;

               (d) no amendment, modification, termination or waiver of any provision of subsection 2.4 which changes or waives any voluntary and mandatory prepayments, call protection or the ability of any Term Loan Lender to waive the right to receive any voluntary or mandatory prepayment, or reducing Commitments applicable to any Class shall be effective without the written concurrence of Requisite Class Lenders of such Class; and

               (e) no amendment, modification, termination or waiver of any provision of subsection 2.2 which decreases the interest rate borne by Loans of any Class (other than any waiver of any increase in the interest rate applicable to such Loans pursuant to subsection 2.2E) or the percentages set forth in the definitions of "Applicable Base


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         Rate Margin" and "Applicable LIBOR Margin" shall be effective without the written concurrence of all Lenders of such Class.

         Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers.

10.7     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.


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10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (whether by litigation, demand, settlement or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Borrowers, as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.


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10.14    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    SUCCESSORS AND ASSIGNS.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns, except that Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of Administrative Agent and Affiliates of Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWERS, FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, IRREVOCABLY

              (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

              (II) WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;

              (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWERS AT THEIR ADDRESSES PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;


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                                                              CREDIT AGREEMENT

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              (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS
         SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

              (V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION; AND

              (VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

10.18    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement as confidential by Borrowers in accordance with such


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                                                              CREDIT AGREEMENT

Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any government authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrowers, (g) with the consent of Borrowers, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19, or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrowers, or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrowers of any request by any government authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such government authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, FURTHER, that in no event shall any Lender be obligated or required to return any materials furnished by Borrowers or any of their Subsidiaries. Notwithstanding anything contained herein to the contrary, Borrowers understand and agree that Administrative Agent and each of the institutions identified as "Co-Lead Arrangers," or "Syndication Agent" on the title page to this Agreement may make customary disclosures for advertising and "league table" purposes.

10.20    CO-LEAD ARRANGERS, CO-DOCUMENTATION AGENTS AND SYNDICATION AGENT.

         None of the institutions identified as "Lead Arranger," "Co-Lead Arranger," "Co-Documentation Agent" or "Syndication Agent" on the title page to this Agreement shall have any obligations, liabilities or duties under this Agreement other than those applicable to a Lender (but only if such institution is a Lender) as such, and no such institution shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any such institution in deciding to enter into this Agreement or in taking or not taking any action hereunder.


                                      124
                                                              CREDIT AGREEMENT

10.21    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                           BORROWERS:

                           MEDITRUST CORPORATION


                           By:  /s/ Francis W. Cash
                                -------------------------------------------
                                Name:   Francis W. Cash
                                Title:  President and Chief Executive Officer

                           Notice Address:
                           909 Hidden Ridge, Suite 600
                           Irvine, Texas 75038
                           Attention: General Counsel


                           with a copy to:

                           MEDITRUST OPERATING COMPANY


                           By:  /s/ Francis W. Cash
                                -------------------------------------------
                                Name:   Francis W. Cash
                                Title:  President and Chief Executive Officer

                           Notice Address:
                           909 Hidden Ridge, Suite 600
                           Irvine, Texas 75038
                           Attention: General Counsel

                           ADMINISTRATIVE AGENT:

                           CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Administrative Agent



                           By:  /s/ Dean J. Decker
                                ---------------------------------------------
                                Dean J. Decker
                                Managing Director
                                CIBC World Markets Corp., AS AGENT

                           Notice Address:

                           CANADIAN IMPERIAL BANK OF COMMERCE
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn.: Agency Services Dept.
                           Facsimile No.: (212) 856-3799

                           With a Copy to:

                           CIBC WORLD MARKETS CORP.
                           350 South Grand Avenue, Suite 2600
                           Los Angeles, California 90071

                           SYNDICATION AGENT:
                           FLEET SECURITIES INC.,
                           as Syndication Agent



                           By: /s/ Michael P. Hannon
                               -----------------------------------------------
                               Michael P. Hannon, Managing Director

                           Notice Address:

                           Fleet Securities Inc.
                           Michael P. Hannon
                           Managing Director
                           100 Federal Street
                           Boston, MA  02110
                           Mail Stop:  MA DE 100 11D

                           CO-LEAD ARRANGER:

                           CIBC WORLD MARKETS CORP.,
                           as Co-Lead Arranger



                           By:  /s/ Dean J. Decker
                                --------------------------------------------
                                Dean J. Decker
                                Managing Director

                           Notice Address:

                           CIBC WORLD MARKETS CORP.
                           350 South Grand Avenue, Suite 2600
                           Los Angeles, California 90071

                           With a Copy to:

                           CANADIAN IMPERIAL BANK OF COMMERCE
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn.: Agency Services Dept.
                           Facsimile No.: (212) 856-3799

                           CO-LEAD ARRANGER:

                           FLEET SECURITIES INC.,
                           as Co-Lead Arranger



                           By:  /s/ Michael P. Hannon
                                ---------------------------------------------
                                Michael P. Hannon, Managing Director

                           Notice Address:

                           Fleet Securities Inc.
                           Michael P. Hannon
                           Managing Director
                           100 Federal Street
                           Boston, MA  02110
                           Mail Stop:  MA DE 100 11D

                           LENDERS:

                           CIBC, INC., as a Lender



                           By:  /s/ Dean J. Decker
                                ---------------------------------------------
                                Dean J. Decker
                                Managing Director
                                CIBC World Markets Corp., AS AGENT


                           Notice Address:

                           CIBC, INC.
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn.: Agency Services Dept.
                           Facsimile No.: (212) 856-3799

                           With a Copy to:

                           CIBC WORLD MARKETS CORP.
                           350 South Grand Avenue, Suite 2600
                           Los Angeles, California 90071

                           FLEET NATIONAL BANK,
                           as a Lender



                           By:  /s/ Cliff Mellor
                                ---------------------------------------------
                                Cliff Mellor, Vice President

                           Notice Address:

                           Fleet National Bank
                           Cliff Mellor, Vice President
                           777 Main Street, CT EH 402 24E
                           Hartford, CT 0611

                 [other Lenders from time to time party hereto]